SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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☐ Preliminary Proxy Statement
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☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12
LAS VEGAS SANDS CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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LETTER FROM THE CHAIRMAN

Dear Stockholder:
      You are cordially invited to attend the 2006 Annual Meeting of Stockholders of Las Vegas Sands Corp., which will be held on June 7, 2006 at 10:00 a.m., Las Vegas Time, at The Venetian Resort-Hotel-Casino located at 3355 Las Vegas Boulevard South, Las Vegas, Nevada 89109.
      Details regarding admission to the meeting and the business to be presented at the meeting can be found in the accompanying Notice of Annual Meeting and Proxy Statement.
      Your vote is important. Whether or not you are able to attend, it is important that your shares be represented at the meeting. You may vote in person or by returning your proxy card. Instructions for voting are provided in the enclosed materials.
      On behalf of the Board of Directors and the management of Las Vegas Sands Corp., thank you very much for your support.

Yours sincerely,

Sheldon G. Adelson
Chairman of the Board
and Chief Executive Officer
April 28, 2006

NOTICE OF ANNUAL MEETING
to be held on
June 7, 2006

To the Stockholders:
      The Annual Meeting of Stockholders of Las Vegas Sands Corp., a Nevada corporation (the “Company”), will be held at The Venetian Resort-Hotel-Casino located at 3355 Las Vegas Boulevard South, Las Vegas, Nevada 89109, on June 7, 2006, at 10:00 a.m., Las Vegas Time, for the following purposes:

1. To elect two directors to the Board of Directors for a three-year term;

2. To consider and act upon the ratification of the selection of our independent registered public accounting firm; and

3. To transact such other business as may properly come before the meeting or any adjournments thereof.
      Stockholders of record at the close of business on April 14, 2006 are entitled to notice of and to vote at the meeting. A list of these stockholders will be available for examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours, at the Company’s executive offices, located at 3355 Las Vegas Boulevard South, Las Vegas, Nevada 89109, for a period of ten days prior to the meeting date. The list will also be available for inspection by any stockholder at the place of the stockholder meeting during the whole time thereof.

By Order of the Board of Directors,

Bradley K. Serwin
General Counsel and Secretary
April 28, 2006
PLEASE DATE, SIGN AND MAIL THE ENCLOSED PROXY.
Use of the enclosed envelope requires no postage for mailing in the United States.

PROXY STATEMENT

i

PROXY STATEMENT

PROXY AND VOTING INFORMATION
      Our Board of Directors (the “Board”) has provided you with these proxy materials in connection with its solicitation of proxies to be voted at the annual meeting of stockholders. We will hold the annual meeting on Wednesday, June 7, 2006 at The Venetian Resort-Hotel-Casino located at 3355 Las Vegas Boulevard South, Las Vegas, Nevada 89109, beginning at 10:00 a.m., Las Vegas Time. Please note that throughout these proxy materials we may refer to Las Vegas Sands Corp. as “the Company,” “we,” “us,” or “our.” We first began mailing this Proxy Statement and accompanying proxy card on or about April 28, 2006.
Who Can Vote
      Only stockholders of record of the Company’s Common Stock, $0.001 par value per share (the “Common Stock”), as of April 14, 2006, will be entitled to vote at the meeting.
How Many Shares Can Be Voted
      The authorized capital stock of the Company presently consists of 1,000,000,000 shares of Common Stock. At the close of business on April 14, 2006, 354,317,234 shares of Common Stock were outstanding and entitled to vote. Each stockholder is entitled to one vote for each share held of record on that date on all matters that may come before the meeting. There is no cumulative voting in the election of directors.
How You Can Vote
      You may vote in person by attending the meeting or by completing and returning a proxy by mail. To vote your proxy by mail, mark your vote on the enclosed proxy card, then follow the instructions on the card.
      The presence, in person or by proxy, of the holders of at least a majority of the total number of outstanding shares of the Common Stock is necessary to constitute a quorum at the meeting. If you are the beneficial owner of shares held in “street name” by a broker, your broker, as the record holder of the shares, must vote those shares in accordance with your instructions. In accordance with the rules of the New York Stock Exchange (the “NYSE”), brokerage firms may give a proxy to vote their customer’s stock without customer instructions if (i) they transmitted proxy materials to the beneficial owner of the stock, (ii) did not receive voting instructions by the date specified in the statement accompanying the proxy materials and (iii) the brokerage firm has no knowledge of any contest with respect to the actions to be taken at the stockholders’ meeting and such actions are adequately disclosed to stockholders and do not include authorization for a merger, consolidation or any matter that could substantially affect the rights or privileges of the stock. Abstentions and broker non-votes are counted as present for the purpose of determining the presence or absence of a quorum for the transaction of business.
      The affirmative vote of a plurality of the votes cast at the meeting will be required for the election of directors. Each other item to be acted upon at the meeting requires the affirmative vote of the holders of a majority of the shares of Common Stock represented at the meeting in person or by proxy and entitled to vote on the item, assuming that a quorum is present or represented at the meeting. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, and will have no effect. With respect to the other proposal, a properly executed proxy marked “ABSTAIN,” although counted for purposes of determining whether there is a quorum, will not be voted. Accordingly, an abstention will have the same effect as a vote cast against a proposal. Under Nevada law, a broker non-vote will have no effect on the outcome of the matters presented for a stockholder vote.
      Sheldon G. Adelson, the Chairman of the Board and Chief Executive Officer of our Company, beneficially owned approximately 58.4% of our Common Stock as of the record date and will be entitled to vote his shares at the annual meeting. This includes approximately 6.3% of our Common Stock held by trusts for the benefit of Mr. Adelson’s family members for which Mr. Adelson and Charles D. Forman, a director of our Company, serve as trustees. In addition, Dr. Miriam Adelson, Mr. Adelson’s wife, and Mr. Forman are the trustees of four trusts for the benefit of Mr. Adelson’s family members that collectively beneficially own approximately 10.7% of our Common Stock. Mr. Adelson has indicated that he intends to vote all of his shares in favor of both of the director nominees and for the ratification of the selection of our independent registered public accounting firm. Each of the trustees named above has determined to vote all of the trusts’ shares in favor of both of the director nominees and for the ratification of the selection of our independent registered public accounting firm.
      If you duly execute the proxy card but do not specify how you want to vote, your shares will be voted as our Board recommends, which is “FOR” the election of each of the nominees for director as set forth under Proposal 1 below and “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as Las Vegas Sands Corp.’s independent registered public accounting firm for 2006 as described in Proposal 2 below.
How to Revoke or Change Your Vote
      You may revoke your proxy at any time before it is exercised in any of three ways:

•	by notifying the Corporate Secretary of the revocation in writing;

•	by delivering to the Corporate Secretary a duly executed proxy card bearing a later date; or

•	by voting in person at the annual meeting.
      You will not revoke a proxy merely by attending the annual meeting. To revoke a proxy, you must take one of the actions described above.
      If you hold your shares in a brokerage or other account, you may submit new voting instructions by contacting your broker, bank or nominee.
      Any revocation of a proxy, or a new proxy bearing a later date, should be sent to the following address: Corporate Secretary, Las Vegas Sands Corp., 3355 Las Vegas Sands Boulevard South, Las Vegas, Nevada 89109.
Other Matters to be Acted upon at the Meeting
      Our Board presently is not aware of any matters other than those specifically stated in the Notice of Annual Meeting, which are to be presented for action at the annual meeting. If any matter other than those described in this Proxy Statement is presented at the annual meeting on which a vote may properly be taken, the shares represented by proxies will be voted in accordance with the judgment of the person or persons voting those shares.

Adjournments and Postponements
      Any action on the items of business described above may be considered at the annual meeting at the time and on the date specified above or at any time and date to which the annual meeting may be properly adjourned or postponed.
Electronic Delivery of Proxy Materials and Annual Report
      The Notice of Annual Meeting and Proxy Statement and the Company’s 2005 Annual Report are available on our website at www.lasvegassands.com. In the future, instead of receiving copies of the Proxy Statement and annual report in the mail, stockholders may elect to receive an e-mail with a link to these documents on the internet. Receiving your proxy materials online saves the Company the cost of producing and mailing documents to your home or business and gives you an automatic link to the proxy voting site.
      Stockholders of Record. If your shares are registered in your own name, to enroll in the electronic delivery service go directly to our transfer agent’s website at www.amstock.com anytime and follow the instructions.
      Beneficial Stockholders. If your shares are not registered in your name, to enroll in the electronic delivery service check the information provided to you by your bank or broker, or contact your bank or broker for information on electronic delivery service.
Delivery of One Proxy Statement and Annual Report to a Single Household to Reduce Duplicate Mailings
      Each year in connection with the Company’s Annual Meeting of Stockholders, the Company is required to send to each stockholder of record a Proxy Statement and annual report, and to arrange for a Proxy Statement and annual report to be sent to each beneficial stockholder whose shares are held by or in the name of a broker, bank, trust or other nominee. Because many stockholders hold shares of the Company’s Common Stock in multiple accounts, this process results in duplicate mailings of Proxy Statements and annual reports to stockholders who share the same address. To avoid this duplication, unless the Company receives instructions to the contrary from one or more of the stockholders sharing a mailing address, only one Proxy Statement will be sent to each address. Stockholders may, on their own initiative, avoid receiving duplicate mailings and save the Company the cost of producing and mailing duplicate documents as follows:
      Stockholders of Record. If your shares are registered in your own name and you are interested in consenting to the delivery of a single Proxy Statement or annual report, to enroll in the electronic delivery service go directly to our transfer agent’s website at www.amstock.com anytime and follow the instructions.
      Beneficial Stockholders. If your shares are not registered in your own name, your broker, bank, trust or other nominee that holds your shares may have asked you to consent to the delivery of a single Proxy Statement or annual report if there are other Las Vegas Sands Corp. stockholders who share an address with you. If you currently receive more than one Proxy Statement or annual report at your household, and would like to receive only one copy of each in the future, you should contact your nominee.
      Right to Request Separate Copies. If you consent to the delivery of a single Proxy Statement and annual report but later decide that you would prefer to receive a separate copy of the Proxy Statement or annual report, as applicable, for each stockholder sharing your address, then please notify us or your nominee, as applicable, and we or they will promptly deliver such additional Proxy Statements or annual reports. If you wish to receive a separate copy of the Proxy Statement or annual report for each stockholder sharing your address in the future, you may contact our transfer agent, American Stock Transfer & Trust Company, directly by telephone at 1-800-937-5449 or by visiting its website at www.amstock.com and following the instructions.

Important Notice about Security
      All meeting attendees may be asked to present a valid, government-issued photo identification (federal, state or local), such as a driver’s license or passport, and proof of beneficial ownership if you hold your shares through a broker, bank or other nominee before entering the meeting. Attendees may be subject to security inspections. Video and audio recording devices and other electronic devices will not be permitted at the meeting.

PRINCIPAL STOCKHOLDERS
      The following table sets forth information as of April 20, 2006, as to the beneficial ownership of our Common Stock, in each case, by:

•	each person known to us to be the beneficial owner of more than 5% of our Common Stock;

•	each named executive officer identified under “Executive Compensation and Other Information” below;

•	each of our directors; and

•	all of our executive officers and directors as a group.

	Beneficial Ownership(1)

Name of Beneficial Owner(2)	Shares	Percent (%)

Sheldon G. Adelson(3)(4)(6)(7)	207,022,482	58.4%
Sheldon G. Adelson 2005 Family Trust(4)	184,841,045	52.2
Adelson Family Trusts(5)	37,756,105	10.7
Sheldon G. Adelson 2002 Four Year LVSI Annuity Trust(6)	17,013,961	4.8
Sheldon G. Adelson 2004 Two Year LVSI Annuity Trust(7)	5,144,415	1.5
William P. Weidner(8)	5,297,186	1.5
Bradley H. Stone(9)	1,438,046	*
Robert G. Goldstein(10)	1,502,806	*
Scott D. Henry(11)	11,087	*
Charles D. Forman(5)(6)(7)(12)	447,900	*
Michael A. Leven(12)	3,133	*
James L. Purcell(12)	4,918	*
Irwin A. Siegel(13)	2,868	*
Irwin Chafetz(14)	25,342	*
All executive officers and the directors of our Company as a group (12 persons)(15)	215,764,825	60.9%

*	Less than 1%.

(1)	A person is deemed to be a “beneficial owner” of a security if that person has or shares voting power, which includes the power to vote or direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of such securities as to which such person has no economic interest. Except as otherwise indicated in these footnotes, each of the beneficial owners has, to our knowledge, the sole voting and investment power with respect to the indicated shares of Common Stock.

(2)	The address of each person named in this table is c/o Las Vegas Sands Corp., 3355 Las Vegas Boulevard South, Las Vegas, Nevada 89109.

(3)	This amount includes options to purchase 22,961 shares of our Common Stock that are vested and exercisable. See footnotes (4) and (6) below. This amount excludes 37,756,105 shares of our Common Stock that Mr. Adelson transferred to four family trusts established by Mr. Adelson and over which he has no beneficial ownership. See footnote (5) below.

(4)	Mr. Adelson beneficially owns 184,841,045 shares of our Common Stock as trustee of the Sheldon G. Adelson 2005 Family Trust. Mr. Adelson retains sole dispositive and voting control over the shares in the trust.

(5)	Mr. Adelson’s spouse, Dr. Miriam Adelson, and Mr. Forman, as trustees of the four family trusts, may each be deemed to beneficially own the 37,756,105 shares of our Common Stock held by the trusts. Dr. Adelson and Mr. Forman share dispositive and voting control over the shares in the trusts. Mr. Forman disclaims such beneficial ownership and this disclosure shall not be deemed an admission that Mr. Forman is a beneficial owner of such shares for any purpose.

(6)	Mr. Adelson and Mr. Forman may each be deemed to beneficially own the 17,013,961 shares of our Common Stock held by the Sheldon G. Adelson 2002 Four Year LVSI Annuity Trust as a trustee of the trust. Mr. Adelson has sole dispositive control over the shares in the trust. Mr. Forman has sole voting control over the shares in the trust. Mr. Forman disclaims such beneficial ownership and this disclosure shall not be deemed an admission that Mr. Forman is a beneficial owner of such shares for any purpose.

(7)	Mr. Adelson and Mr. Forman may each be deemed to beneficially own 5,144,415 shares of our Common Stock held by the Sheldon G. Adelson 2004 Two Year LVSI Annuity Trust as a trustee of the trust. Mr. Adelson has sole dispositive control over the shares in the trust. Mr. Forman has sole voting control over the shares in the trust. Mr. Forman disclaims such beneficial ownership and this disclosure shall not be deemed an admission that Mr. Forman is a beneficial owner of such shares for any purpose.

(8)	This amount includes 23,479 shares of restricted stock and options to purchase 20,873 shares of our Common Stock that are vested and exercisable. This amount also includes 5,252,834 shares of our Common Stock that Mr. Weidner transferred to Weidner Holdings, LLC, a sole member limited liability company of which Mr. Weidner is the sole member manager.

(9)	This amount includes 20,544 shares of restricted stock and options to purchase 18,264 shares of our Common Stock that are vested and exercisable. This amount excludes 1,667,087 shares that Mr. Stone transferred to The Stone Crest Trust and over which he has no voting or dispositive control.

(10)	This amount includes 17,609 shares of restricted stock and options to purchase 15,655 shares of our Common Stock that are vested and exercisable. This amount also includes 1,221,091 shares of our Common Stock that Mr. Goldstein transferred to The Robert and Sheryl Goldstein Trust and 248,451 shares of our Common Stock that Mr. Goldstein transferred to The Robert G. Goldstein Grantor Retained Annuity Trust. Mr. Goldstein may be deemed to have beneficial ownership of all such shares.

(11)	This amount includes 5,869 shares of restricted stock and options to purchase 5,218 shares of our Common Stock that are vested and exercisable.

(12)	This amount includes 1,348 shares of restricted stock and options to purchase 1,670 shares of our Common Stock that are vested and exercisable.

(13)	This amount includes options 1,348 shares of restricted stock and options to purchase 1,020 shares of our Common Stock that are vested and exercisable.

(14)	This amount includes 1,348 shares of restricted stock and options to purchase 994 shares of our Common Stock that are vested and exercisable.

(15)	This amount includes 80,110 shares of restricted stock and options to purchase 93,183 shares of our Common Stock that are vested and exercisable or will become vested and exercisable within 60 days.

BOARD OF DIRECTORS
      Our Board currently has seven directors, divided into three classes, designated as Class I, Class II and Class III. Members of each class serve for a three-year term. Stockholders elect one class of directors at each annual meeting. Our directors are expected to attend each Annual Meeting of Stockholders and all of our directors attended our 2005 Annual Meeting of Stockholders held on June 9, 2005. The term of office of the current Class II directors will expire at the meeting. The term of office for the Class III directors will be subject to renewal in 2007 and the term of office for the Class I directors will be subject to renewal in 2008. Each director holds office until his or her successor has been duly elected and qualified or the director’s earlier resignation, death or removal. The nominees are all current directors of the Company, and each nominee has indicated that he will serve if elected. We do not anticipate that any nominee will be unable or unwilling to stand for election, but if that happens, your proxy will be voted for another person nominated by the Board.
      The nominees for re-election for a three-year term ending in 2009 are as follows:

	First
	Became a
Name (Age), Principal Occupation and Other Directorships	Director	Class

William P. Weidner (61)	2004	II
Mr. Weidner has been the President and Chief Operating Officer and a director of the Company since August 2004. He has been the President and Chief Operating Officer of the Company’s wholly owned operating subsidiary, Las Vegas Sands, LLC (formerly known as Las Vegas Sands, Inc.), since December 1995 and a director of Las Vegas Sands, LLC since August 2004. From 1985 to 1995, Mr. Weidner was President and Chief Operating Officer and served on the board of Pratt Hotel Corporation. From February 1991 to December 1995, Mr. Weidner was also the President of Pratt’s Hollywood Casino-Aurora subsidiary and from June 1992 until December 1995, he served on the board of the Hollywood Casino Corporation. Since September 1993, Mr. Weidner has served on the board of directors of Shorewood Packaging Corporation. Mr. Weidner directed the opening of Hollywood Casino, one of Chicago’s first riverboat casino hotels, New York City’s Maxim’s de Paris (now the Peninsula), and hotels in Orlando and Palm Springs

Michael A. Leven (68)	2004	II
Mr. Leven has been a director of the Company since August 2004. He was a director of Las Vegas Sands, Inc. from May 2004 until July 2005. Mr. Leven has spent his entire 45-year career in the hotel industry. Mr. Leven is the founder, Chairman, Chief Executive Officer and President of U.S. Franchise Systems, Inc., which franchises the Microtel Inns & Suites and Hawthorn Suites brands. Mr. Leven formed U.S. Franchise Systems, Inc. in 1995. From 1990 to 1995, Mr. Leven was President and Chief Operating Officer of Holiday Inns Worldwide. From 1985 to 1990, he was president of Days Inn of America. Mr. Leven serves as director of Hersha Hospitality Trust. Mr. Leven serves on many other non-profit boards

      The other members of the Board are as follows:

	First
	Became a
Name (Age), Principal Occupation and Other Directorships	Director	Class

Sheldon G. Adelson (72)	2004	III
Mr. Adelson has been Chairman of the Board, Chief Executive Officer, Treasurer and a director of the Company since August 2004. He has been Chairman of the Board, Chief Executive Officer and a director of Las Vegas Sands, LLC since April 1988 when it was formed to own and operate the former Sands Hotel and Casino. Mr. Adelson has extensive experience in the convention, trade show, and tour and travel businesses. Mr. Adelson also has investments in other business enterprises. Mr. Adelson created and developed the COMDEX Trade Shows, including the COMDEX/ Fall Trade Show, which was the world’s largest computer show in the 1990s, all of which were sold to Softbank Corporation in April 1995. Mr. Adelson also created and developed The Sands Expo Center, which he grew into one of the largest convention and trade show destinations in the United States before transferring it to us in July 2004. He has been President and Chairman of Interface Holding since the mid-1970s and Chairman of our affiliate Interface Group-Massachusetts Inc. since 1990

Irwin Chafetz (70)	2005	III
Mr. Chafetz has been a director of the Company since March 2005. He was a director of Las Vegas Sands, Inc. from March until July 2005. Mr. Chafetz is a director of The Interface Group, a Massachusetts Business Trust which controls Interface Group-Massachusetts, LLC, a company that owns and operates GWV Vacations, New England’s largest charter tour operator, and Sunburst Vacations LLC, a national scheduled service tour operator. Mr. Chafetz has been associated with GWV Vacations and its predecessors since 1972. From 1989 to 1995, Mr. Chafetz was a vice president and director of Interface Group-Nevada, Inc., which owned and operated trade shows, including COMDEX, which at its peak was the largest American trade show with a presence in more than 20 countries, and also owned and operated The Sands Expo Center, the largest privately-owned convention center in the United States. From 1989 to 1995 Mr. Chafetz was also Vice President and a director of Las Vegas Sands, Inc. Mr. Chafetz has served on the boards of directors of many charitable and civic organizations and is a member of the Dean’s Advisory Council at Boston University School of Management and the Board of Trustees at Suffolk University

Charles D. Forman (59)	2004	I
Mr. Forman has been a director of the Company since August 2004. He has been a director of Las Vegas Sands, LLC since March 2004. Mr. Forman has served as Chairman and Chief Executive Officer of Centric Events Group, LLC, a trade show and conference business since 2002. From 2000 to 2002, he served as a director of a private company and participated in various private equity investments. From 1995 to 2000, he held various positions with subsidiaries of Softbank Corporation. During 2000, he was Executive Vice President of International Operations of Key3Media, Inc. From 1998 to 2000, he was Chief Legal Officer of ZD Events Inc., a tradeshow business that included COMDEX, which was the largest tradeshow in the United States in the 1990s. From 1995 to 1998, Mr. Forman was Executive Vice President, Chief Financial and Legal Officer of Softbank Comdex Inc. From 1989 to 1995, Mr. Forman was Vice President and General Counsel of The Interface Group, a tradeshow and convention business that owned and operated COMDEX. Mr. Forman was in private law practice from 1972 to 1988

	First
	Became a
Name (Age), Principal Occupation and Other Directorships	Director	Class

James L. Purcell (76)	2004	III
Mr. Purcell has been a director of the Company since July 2004. He was a director of Las Vegas Sands, Inc. from June 2004 until July 2005. Mr. Purcell was a partner at the law firm of Paul, Weiss, Rifkind, Wharton & Garrison LLP from January 1964 through December 1999. Mr. Purcell has practiced law in Boca Raton, Florida, since his retirement from Paul, Weiss, Rifkind, Wharton & Garrison LLP. Mr. Purcell is a Director Emeritus of King’s College

Irwin A. Siegel (65)	2005	I
Mr. Siegel has been a director of the Company since February 2005. He was a director of Las Vegas Sands, Inc. from February 2005 until July 2005. Mr. Siegel is a certified public accountant and was a partner (specializing in the hospitality industry) in the international accounting and consulting firm of Deloitte & Touche LLP from 1973 to 2003, when he retired. From 1996 through 1999 Mr. Siegel served as the CEO of the Deloitte operations in the former Soviet Union. Mr. Siegel has been working as a business consultant since 2003. Mr. Siegel has served on the boards of directors of many charitable and civic organizations and is the president of the Weinstein Hospice in Atlanta
Section 16(a) Beneficial Ownership Reporting Compliance
      Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires the Company’s executive officers and directors to file reports of ownership of our Common Stock with the Securities and Exchange Commission. Executive officers and directors are required to furnish the Company with copies of all Section 16(a) forms that they file. Based upon a review of these filings and representations from the Company’s directors and executive officers that no other reports were required, the Company notes that all reports for the year 2005 were filed on a timely basis, except that due to administrative errors, Form 4s for each of Messrs. Chafetz, Forman, Leven, Purcell and Siegel reporting their annual award of 1,348 shares of the Company’s restricted stock were filed late and Form 4s for each of Messrs. Serwin and Siegel reporting their annual award of options to purchase 12,750 and 5,100 shares of the Company’s Common Stock, respectively, were filed late.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND ITS COMMITTEES
Board
      NYSE Listing Standards. Certain provisions of the corporate governance rules of the NYSE are not applicable to “controlled companies.” “Controlled companies” under those rules are companies of which more than 50 percent of the voting power is held by an individual, a group or another company. The Company currently is a “controlled company” under this definition by virtue of the ownership by Mr. Adelson of in excess of 50 percent of the voting power of the Common Stock and his ability to elect the entire Board. Accordingly, the Company has chosen to take advantage of certain of the exemptions provided in the NYSE rules. Specifically, the Company is not required to have a majority of independent directors or a nominating/governance committee or a compensation committee composed entirely of independent directors.
      Independent Directors. As a “controlled” company pursuant to the rules of the NYSE, we are not required to have a majority of independent directors on our Board. The Board has determined that three of the seven members of the Board currently satisfy the criteria for independence under applicable Exchange Act and NYSE rules, namely Messrs. Leven, Purcell and Siegel. In making its determination, the Board reviewed all the relevant facts and circumstances, the standards set forth in our Corporate Governance Guidelines, the NYSE rules and other applicable laws and regulations.
      Two of our directors, Messrs. Chafetz and Forman, have business and personal relationships with our controlling stockholder, Mr. Adelson. Mr. Chafetz was a stockholder, vice president and director of the entity that owned and operated the COMDEX trade show and The Sands Expo Center which were created and developed by Mr. Adelson. Mr. Forman was vice president and general counsel of this entity. Mr. Chafetz is also a director and a 12.5% shareholder of entities that control GWV Vacations and Sunburst Vacations and that are controlled by Mr. Adelson. Mr. Forman is also a trustee of several trusts for the benefit of Mr. Adelson and his family that beneficially own approximately 16.9% of our Common Stock and a trustee of a trust for the benefit of Mr. Chafetz’s children. These relationships with Mr. Adelson also include making joint investments and other significant financial dealings. As a result, Messrs. Adelson, Chafetz and Forman may have their financial interests aligned and therefore, the Board does not consider Messrs. Chafetz and Forman to be independent directors.
      Board Meetings. The Board held 11 meetings and acted by written consent six times during 2005. The work of the Company’s directors is performed not only at meetings of the Board and its committees, but also by consideration of the Company’s business through the review of documents and in numerous communications among Board members and others. During 2005, all directors attended at least 75% of the aggregate of all meetings of the Board and committees on which they served (held during the period for which they served).
Committees
      Standing Committees. Our Board has two standing committees: an audit committee (the “Audit Committee”) and a compensation committee (the “Compensation Committee”). We are not required to have a nominating committee and the director nomination function is performed by the Board as a whole as described under “— Corporate Governance — Nomination of Directors” below.
      Audit Committee. The primary purpose of the Audit Committee is to assist the Board in monitoring the integrity of our financial statements, our independent registered public accounting firm’s qualifications and independence, the performance of our audit function and independent registered public accounting firm and our compliance with legal and regulatory requirements. Among other things, our Audit Committee selects our independent registered public accounting firm and reviews with such firm the plan, scope and results of such audit, and the fees for the services performed. The Audit Committee also reviews with the independent registered public accounting firm and internal auditors the adequacy of internal control systems, receives internal audit reports and reports its findings to the full Board.

      The current members of our Audit Committee are Irwin A. Siegel (Chairman), Michael A. Leven and James L. Purcell. The Board has determined that each of Messrs. Siegel, Leven and Purcell is independent under applicable NYSE and federal securities rules and regulations on independence of Audit Committee members. Charles D. Forman served on the Audit Committee until December 14, 2005, and served as its Chairman until February 6, 2005. The Board determined that Mr. Forman was not independent for purposes of the NYSE rules and regulations because he is a trustee of certain trusts established by Mr. Adelson for his benefit and the benefit of his family members. Under the transition rules of the NYSE, our Audit Committee had to be composed entirely of independent directors by December 14, 2005 (one year from the date of effectiveness of the registration statement filed with the SEC in connection with our initial public offering), but before that time our Audit Committee was permitted to have only a majority of independent directors. The Board determined that it was in the best interests of the Company and its stockholders to take advantage of the transition rules of the NYSE and maintain Mr. Forman as a member of the Company’s Audit Committee until December 14, 2005, so that the Audit Committee would continue to have the benefit of Mr. Forman’s experience as chairman of the Audit Committee prior to and immediately following the Company’s initial public offering. Mr. Forman resigned from the Audit Committee on December 14, 2005. The Board has determined that each of the members of the Audit Committee is “financially literate” and that Mr. Siegel qualifies as an “audit committee financial expert,” as defined in the NYSE’s listing standards and the SEC regulations. The Audit Committee held seven meetings and did not act by written consent during 2005.
      Compensation Committee. The Compensation Committee has the authority to approve salaries and bonuses and other compensation matters for our officers. In addition, the Compensation Committee has the authority to approve employee benefit plans as well as administer our 1997 Fixed Stock Option Plan (the “1997 Plan”) and our 2004 Equity Award Plan (the “2004 Plan”). The current members of the Compensation Committee are Charles D. Forman (Chair), Irwin Chafetz, Michael A. Leven, and James L. Purcell. The Compensation Committee held five meetings and did not act by written consent during 2005. Under Section 162(m) of the Internal Revenue Code (“Section 162(m)”), compensation paid to members of senior management in excess of $1 million per year is not deductible by the Company unless the compensation is “performance-based” as described in the applicable regulations. In 2005, the Compensation Committee established a Performance Subcommittee to make the required determinations relating to “performance based” compensation for purposes of Section 162(m). Messrs. Leven (Chair) and Purcell are the members of the Performance Subcommittee and are independent directors under Section 162(m). The Performance Subcommittee met five times (as part of each Compensation Committee meeting) and also acted once by written consent during 2005.
      Compensation Committee Interlocks and Insider Participation. The members of the Compensation Committee in 2005 were Messrs. Forman, Chafetz, Leven and Purcell. Mr. Forman was, from 1989 to 1995, an officer of Interface Group-Massachusetts, Inc. and Interface Group-Nevada, Inc., companies controlled by Mr. Adelson (our “principal stockholder”). Mr. Chafetz is a director of The Interface Group, a Massachusetts Business Trust which controls Interface Group-Massachusetts, LLC, a company that owns and operates GWV Vacations and Sunburst Vacations LLC. From 1989 to 1995, Mr. Chafetz was a vice president and director of Interface Group-Nevada, Inc. and a director and vice-president of our subsidiary, Las Vegas Sands, Inc. Except as described above, none of the other members of our Compensation Committee is, or has been, an employee or officer of the Company. None of our executive officers serves, or in the past year has served, as a member of the Board or Compensation Committee of any entity that has one or more executive officers who serve on our Board or Compensation Committee.
Director Compensation
      Each non-employee director receives an annual cash retainer of $50,000 and an annual grant of restricted stock equal in value to $50,000. The restricted stock is subject to a one year forfeiture period and may not be sold until the director retires from the Board (except to the extent necessary to cover taxes incurred as a result of the vesting of the restricted stock). In addition, each non-employee director receives a one time grant of options upon becoming a non-employee director with an aggregate value of $100,000 on the date of grant (based on the Black-Scholes option valuation model). These options vest at a rate of 20% of the option grant each year over five years. Both the restricted stock grants and the options are granted to the directors pursuant to our 2004 Plan. In 2005, Messrs. Chafetz, Forman, Leven, Purcell and Siegel each received 1,348 restricted shares of stock and Messrs. Chafetz and Siegel received options to purchase 4,970 and 5,100 shares of Common Stock, respectively, as their one-time option grants upon becoming non-employee directors.
      We pay non-employee directors $1,500 for each meeting of the Board that they attend ($750 for telephonic meetings) and $1,000 for each meeting of a committee of the Board that they attend ($500 for telephonic meetings). Annual retainers are paid to the chairperson of each committee of the Board as follows: Audit Committee chairperson, increased from $10,000 to $20,000, effective January 1, 2006; and Compensation Committee chairperson, $5,000. The above cash compensation may be deferred by directors into a deferred compensation plan that we have established. Directors are also reimbursed for expenses incurred in connection with their service as directors, including travel expenses for meeting attendance. As a retired partner of Paul, Weiss, Rifkind, Wharton & Garrison LLP, Mr. Purcell is obligated to turn over to his former law firm all consideration he receives as a director of our Company.
Corporate Governance
      Commitment to Corporate Governance. Our Board and management have a strong commitment to effective corporate governance. We have in place a comprehensive corporate governance framework for our operations which, among other things, takes into account the requirements of the Sarbanes-Oxley Act of 2002 and applicable rules and regulations of the SEC and the NYSE. The key components of this framework are set forth in our amended and restated articles of incorporation and by-laws and the following additional documents:

•	our Audit Committee Charter;

•	our Compensation Committee Charter;

•	our Corporate Governance Guidelines;

•	our Code of Business Conduct and Ethics; and

•	our Statement on Reporting Ethical Violations.
      Copies of each of these documents are available on our website at www.lasvegassands.com by clicking on “Investor Information,” then “Corporate Governance.” Copies also are available without charge by sending a written request to the Corporate Secretary at the following address: Las Vegas Sands Corp., 3355 Las Vegas Boulevard South, Las Vegas, Nevada 89109.
      Corporate Governance Guidelines. We have adopted Corporate Governance Guidelines for the Company setting forth the general principles governing the conduct of the Company’s business and the role, functions, duties and responsibilities of the Board, including, but not limited to such matters as composition, membership criteria, orientation and continuing education, retirement, committees, compensation, meeting procedures, annual evaluation and management succession planning.
      Code of Conduct. We have adopted a Code of Business Conduct and Ethics that applies to all of the Company’s directors, officers (including the principal executive officer, principal financial officer and principal accounting officer), employees and agents. The Code of Business Conduct and Ethics establishes policies and procedures that the Board believes promote the highest standards of integrity, compliance with the law and personal accountability. The Company’s Code of Business Conduct and Ethics is provided to all new directors, officers and employees.
      Statement on Reporting Ethical Violations. We have adopted a Statement on Reporting Ethical Violations to facilitate and encourage the reporting of any misconduct at the Company, including violations or potential violations of our Code of Business Conduct and Ethics, and ensure that those reporting such misconduct will not be subject to harassment, intimidation or other retaliatory action. The Statement on Reporting Ethical Violations is provided to all new directors, officers and employees.

      Nomination of Directors. The Board does not have a standing nominating committee because it has determined that it is in the best interests of the Company for this function to be performed by the Board as a whole. The candidates for election at this annual meeting were nominated by the Board. The Board, in making its selection of director candidates, considers the appropriate skills and personal characteristics required in light of the then-current makeup of the Board and in the context of the perceived needs of the Company at the time.
      The Board considers a number of factors in selecting director candidates, including:

•	the ethical standards and integrity in personal and professional dealings of the candidate;

•	the independence of the candidate under legal, regulatory and other applicable standards;

•	the diversity of the existing Board, so that we maintain a body of directors from diverse professional and personal backgrounds;

•	whether the skills and experience of the candidate will complement that of the existing Board;

•	the number of other public company boards of directors on which the candidate serves or intends to serve, with the expectation that the candidate would not serve on the boards of directors of more than three other public companies;

•	the ability and willingness of the candidate to dedicate sufficient time, energy and attention to ensure the diligent performance of his or her Board duties;

•	the ability of the candidate to read and understand fundamental financial statements and understand the use of financial ratios and information in evaluating the financial performance of the Company;

•	the willingness of the candidate to be accountable for his or her decisions as a director;

•	the ability of the candidate to provide wise and thoughtful counsel on a broad range of issues;

•	the ability and willingness of the candidate to interact with other directors in a manner that encourages responsible, open, challenging and inspired discussion;

•	whether the candidate has a history of achievements that reflects high standards;

•	the ability and willingness of the candidate to be committed to, and enthusiastic about, his or her performance for the Company as a director, both in absolute terms and relative to his or her peers;

•	whether the candidate possesses the courage to express views openly, even in the face of opposition;

•	the ability and willingness of the candidate to comply with the duties and responsibilities set forth in the Corporate Governance Guidelines and By-Laws of the Company;

•	the ability and willingness of the candidate to comply with the duties of care, loyalty and confidentiality applicable to directors of publicly traded corporations organized in our jurisdiction of incorporation;

•	the ability and willingness of the candidate to adhere to the Company’s Code of Business Conduct and Ethics, including, but not limited to, the policies on conflicts of interest expressed therein; and

•	such other attributes of the candidate and external factors as the Board deems appropriate.
      The Board has the discretion to weight these factors as it deems appropriate. The importance of these factors may vary from candidate to candidate.
      The Board will consider candidates recommended by directors and members of management and may, in its discretion, engage one or more search firms to assist in the recruitment of director candidates. The Board does not have a policy for considering director candidates recommended by security holders and believes that not having such a policy is appropriate in light of our principal stockholder’s majority ownership of the Company’s Common Stock.

      Presiding Non-Management Director. In accordance with applicable rules of the NYSE and the Company’s Corporate Governance Guidelines, the Board meets at least quarterly in executive session without management directors or any members of the Company’s management being present. At each executive session a presiding director chosen by a majority of the directors present at such session presides over the session.
      Stockholder Communications with the Board and Audit Committee. The Board has established a process for stockholders to communicate with members of the Board, the Audit Committee, the non-management directors and the presiding non-management director of executive sessions of the Board.

Director Communications
      Stockholders interested in contacting our Board, the Chairman of the Board, the presiding non-management director of executive sessions or any individual director are invited to do so by writing to:

Board of Directors of Las Vegas Sands Corp. c/o Corporate Secretary 3355 Las Vegas Boulevard South Las Vegas, Nevada 89109
      Complaints and concerns relating to our accounting, internal accounting controls or auditing matters should be communicated to the Audit Committee of our Board using the procedures described below. All other stockholder communications addressed to our Board will be referred to our presiding non-management director of executive sessions and tracked by the Corporate Secretary. Stockholder communications addressed to a particular director will be referred to that director.

Audit Committee Communications
      Complaints and concerns relating to our accounting, internal accounting controls, or auditing mattes should be communicated to the Audit Committee of our Board, which consists solely of non-employee directors. Any such communication may be anonymous and may be reported to the Audit Committee through our General Counsel by writing to:

Las Vegas Sands Corp. 3355 Las Vegas Boulevard South Las Vegas, Nevada 89109 Attention: General Counsel
      All such concerns will be reviewed under Audit Committee direction and oversight by the General Counsel, Internal Audit, or such other persons as the Audit Committee determines to be appropriate. Confidentiality will be maintained to the fullest extent possible, consistent with the need to conduct an adequate review. Prompt and appropriate corrective action will be taken when and as warranted in the judgment of the Audit Committee. The General Counsel will prepare a periodic summary report of all such communications for the Audit Committee.

EXECUTIVE OFFICERS
      This section contains certain information about our executive officers, including their names and ages (as of the mailing of these proxy materials), positions held and periods during which they have held such positions. There are no arrangements or understandings between our officers and any other person pursuant to which they were selected as officers.

Name	Age	Title

Sheldon G. Adelson	72	Chairman of the Board, Chief Executive Officer and Treasurer
William P. Weidner	61	President and Chief Operating Officer
Bradley H. Stone	51	Executive Vice President
Robert G. Goldstein	50	Senior Vice President
Scott D. Henry	41	Senior Vice President and Chief Financial Officer
Bradley K. Serwin	45	General Counsel and Secretary
Wesley D. Allison	45	Acting Chief Accounting Officer
      For background information on Messrs. Adelson and Weidner, please see “Board of Directors.”
      Bradley H. Stone has been Executive Vice President of our Company since August 2004. He has been Executive Vice President of Las Vegas Sands, LLC since December 1995. From June 1984 through December 1995, Mr. Stone was President and Chief Operating Officer of the Sands Hotel in Atlantic City. Mr. Stone also served as an Executive Vice President of the parent Pratt Hotel Corporation from June 1986 through December 1995.
      Robert G. Goldstein has been Senior Vice President of our Company since August 2004. He has been Senior Vice President of Las Vegas Sands, LLC since December 1995. From 1992 until joining our Company in December 1995, Mr. Goldstein was the Executive Vice President of Marketing at the Sands in Atlantic City as well as an Executive Vice President of the parent Pratt Hotel Corporation.
      Scott D. Henry has been Senior Vice President and Chief Financial Officer of our Company since September 2004. From May 2001 until September 2004, Mr. Henry was a Managing Director in the Telecommunications, Media and Technology Group at ABN AMRO Incorporated. From January 2000 to May 2001, he was a Managing Director in the Telecommunications Group at ING Barings in New York. Prior to joining ING Barings, Mr. Henry was a Managing Director in the Media, Entertainment and Communications Group at Prudential Securities and the head of Prudential’s Gaming and Leisure practice. Mr. Henry joined Prudential in March 1997.
      Bradley K. Serwin has been the General Counsel and Secretary of our Company since January 2005. From June 1999 until January 2005, Mr. Serwin served as Executive Vice President, General Counsel and Corporate Secretary of Ticketmaster, a ticketing and access company, and its predecessors. Prior to joining Ticketmaster, Mr. Serwin served from March 1995 until May 1999 as Senior Vice President, General Counsel and Corporate Secretary of Paula Financial, a publicly-traded insurance and financial services company. From 1986 until March 1995, Mr. Serwin practiced law with Gibson Dunn & Crutcher.
      Wesley D. Allison has been Acting Chief Accounting Officer of the Company since December 2005. Prior to that, Mr. Allison served as the Vice President, Finance at the Company’s subsidiary, Venetian Casino Resort, LLC, since August 2005. From May 2004 until he joined our Company, Mr. Allison was the Senior Vice President, Interim Chief Financial Officer and Corporate Controller at Caesars Entertainment, Inc. From July 2002 until May 2004, he was the Senior Vice President and Corporate Controller and from December 1998 until July 2002, he was the Vice President and Corporate Controller at Caesars Entertainment, Inc. Mr. Allison has announced his intention to resign from the Company, effective May 4, 2006.

EXECUTIVE COMPENSATION AND OTHER INFORMATION
      The following table sets forth information concerning the compensation earned by or paid to Sheldon G. Adelson (our Chairman, Chief Executive Officer and Treasurer), and each of our four other most highly compensated executive officers (with Mr. Adelson, the “named executive officers”) during each of the past three fiscal years.
Summary Compensation Table

				Long Term Compensation

	Annual Compensation			Restricted	Securities	All Other
				Stock Awards	Underlying	Compensation
Name and Principal Position	Year	Salary($)	Bonus ($)(1)	($)(2)	Options (#)(3)	($)(4)

Sheldon G. Adelson	2005	1,009,615	2,576,697	—	—	100,000
Chairman of the Board,	2004	1,557,692	30,000,000	—	91,843	—
Chief Executive	2003	1,500,000	750,000	—	—	—
Officer and Treasurer

William P. Weidner	2005	1,004,564	1,987,316	1,111,026	—	4,291
President and Chief	2004	1,282,561	13,157,243	—	1,026,313	81,913
Operating Officer	2003	1,187,648	885,980	—	—	186,464

Bradley H. Stone	2005	999,805	1,321,977	972,142	—	13,708
Executive Vice President	2004	1,026,049	12,606,033	—	780,172	26,798
	2003	950,118	708,784	—	—	11,098

Robert G. Goldstein	2005	964,288	1,085,507	833,258	—	4,291
Senior Vice President	2004	961,921	11,944,123	—	484,030	52,430
	2003	890,736	664,485	—	—	66,181

Scott D. Henry(5)	2005	500,000	519,174	277,721	—	826
Senior Vice President	2004	144,230	250,000	—	20,873	263
and Chief Financial	2003	—	—	—	—	—
Officer

(1)	Bonus amounts reflect bonuses earned for performance during the indicated year, regardless of when paid. Since our initial public offering, all bonuses have been approved by the Compensation Committee or its Performance Subcommittee, as applicable. The bonuses reported above in respect of 2005 were paid in February 2006. Due to an improper interpretation of their employment agreements, the bonus payments made to the named executives exceeded the bonuses earned by them under their respective employment agreements by the amounts set forth after their names as follows: Mr. Adelson ($876,697); Mr. Weidner ($712,316); Mr. Stone ($536,977); Mr. Goldstein ($458,257); and Mr. Henry ($219,174). On March 1, 2006, the Compensation Committee met to consider what action should be taken with respect to the overpayments. A majority of the Committee concluded that the outstanding performance of the Company in 2005 justified payment to the executives of supplemental bonuses equal to the overpayments made to each of them in February. James L. Purcell, a member of the Compensation Committee and of its Performance Subcommittee, dissented. In July 2004, we made one-time cash incentive payments to Messrs. Adelson, Weidner, Stone and Goldstein in the amounts of $30.0 million, $11.2 million, $10.2 million and $10.6 million, respectively. These incentive payments were paid to these executives for the significant value they created in connection with securing the financing of the Phase II mall and arranging for the sale of the Phase II mall.
(2)	On January 11, 2006, we awarded shares of restricted stock under our 2004 Equity Award Plan to Messrs. Weidner, Stone, Goldstein and Henry in connection with their employment with our Company during 2005. The amounts shown in the table represent the market value of the shares of restricted stock, based on the closing price of $47.32 per share of our Common Stock on the NYSE on the grant date. None of these individuals held any shares of restricted stock as of December 31, 2005. Based on the closing price of $39.47 per share of our Common Stock on the NYSE on December 30, 2005, Mr. Weidner held 23,479 shares of restricted stock having an aggregate value of $926,716; Mr. Stone held 20,544 shares of restricted stock having an aggregate value of $810,872; Mr. Goldstein held 17,609 shares of restricted stock having an aggregate value of $695,027; and Mr. Henry held 5,869 shares of restricted stock having an aggregate value of $231,649. Holders of shares of restricted stock are credited with any dividends that would be payable on the shares of Common Stock. Each of the awards of restricted stock vests in three equal installments, beginning on January 1, 2007. The unvested portion of each restricted stock award is subject to forfeiture upon termination of the holder’s employment.

(3)	Amounts reported include options granted in such years under our 1997 Plan and our 2004 Plan. No options were granted to the named executive officers during 2005.

(4)	Amounts included in “All Other Compensation” are detailed in the following table.

All Other Compensation

			Group Term
		401(k) Plan	Life Insurance	Airplane
Named Executive Officer	Year	($)(i)	($)(ii)	Use ($)(iii)	Other ($)(iv)	Total ($)(v)

Sheldon G. Adelson(vi)	2005	—	—	—	100,000	100,000
	2004	—	—	—	—	—
	2003	—	—	—	—	—
William P. Weidner	2005	3,465	826	—	—	4,291
	2004	3,390	2,411	67,382	8,730	81.913
	2003	3,390	2,322	171,555	9,197	186,464
Bradley H. Stone	2005	3,465	826	9,417	—	13,708
	2004	3,390	841	16,020	6,547	26,798
	2003	3,390	810	—	6,898	11,098
Robert G. Goldstein	2005	3,465	826	—	—	4,291
	2004	3,390	841	43,834	4,365	52,430
	2003	3,390	810	57,382	4,599	66,181
Scott D. Henry	2005	—	826	—	—	826
	2004	—	263	—	—	263
	2003	—	—	—	—	—

(i)	Amounts listed are matching contributions made under The Venetian Casino Resort, LLC 401(k) Plan, which is a tax-qualified defined contribution plan that is generally available to our eligible employees.

(ii)	Amounts imputed as income in connection with our payment in the applicable year of a premium on group term life insurance, the insurance coverage being equal to two times base salary, up to a maximum of $500,000. This group term life insurance is generally available to all salaried employees.

(iii)	During 2003, 2004 and occasionally during 2005, our executive officers were provided with the opportunity to use airplanes that we own or lease for personal use, and the officer is deemed to have received the value of the airplane use. This value was calculated as being equal to the Company’s incremental cost of such use.

(iv)	Consists of (1) reimbursement of professional fees paid by Mr. Adelson pursuant to the terms of his employment agreement and (2) the value of imputed interest on a loan to each of Messrs. Weidner, Stone and Goldstein. All such loans have been repaid in full.

(v)	During each of 2003, 2004 and 2005, the executive officers participated in a group supplemental medical and accidental death and disability insurance program available only to certain of our senior officers. The supplemental insurance coverage is in excess of that coverage provided by our group medical plan and the aggregate program cost to us during each of 2003, 2004 and 2005 was $80,512, $54,194 and $48,234, respectively.

(vi)	Mr. Adelson reimburses the Company for the portion of the Company’s cost to provide security and automobiles to Mr. Adelson and his immediate family which the Company has determined to be the personal value to him as opposed to a business expense for the Company. Accordingly, Mr. Adelson did not receive personal compensation for security or automobiles and no personal compensation is shown in the table.

(5)	Mr. Henry joined the Company in September 2004.
Stock Option Grants in 2005
      No stock options were granted to any of our named executive officers for the fiscal year ending December 31, 2005.
      On January 11, 2006, we awarded options to purchase shares of our Common Stock under our 2004 Plan to the following individuals in connection with their employment with our Company during 2006: Mr. Weidner, 71,006 shares; Mr. Stone, 62,130 shares; Mr. Goldstein, 53,254 shares; and Mr. Henry, 17,751 shares. The exercise price per share for each of the options is $42.59. Each of the options vests in four equal installments, beginning on January 1, 2007.
Aggregated Option Exercises in 2005 and Option Values on December 31, 2005
      The following tables show stock options to purchase our Common Stock that our named executive officers exercised during 2005 and the number of shares and the value of grants outstanding as of December 31, 2005 for each named executive officer.

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the Money
			Options/SARs at		Options/SARs at
			FY-End (#)		FY-End ($)(a)
	Shares Acquired
Named Executive Officer	on Exercise	Value Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Sheldon G. Adelson	—	—	22,950	68,850	$240,287	$720,860
William P. Weidner	—	—	20,873	62,620	218,540	655,631
Bradley H. Stone	—	—	18,264	54,793	191,224	573,683
Robert G. Goldstein	—	—	15,655	46,965	163,908	491,724
Scott D. Henry	—	—	5,218	15,655	54,632	163,908

(a)	Based on the per share price of our Common Stock at December 30, 2005 of $39.47.
Plans

Las Vegas Sands, Inc. 1997 Fixed Stock Option Plan
      We assumed the Las Vegas Sands, Inc. 1997 Fixed Stock Option Plan on December 20, 2004. The 1997 Plan provides for 19,952,456 shares of our Common Stock to be reserved for issuance to officers and other key employees or consultants of our Company or any of our “affiliates” or “subsidiaries” (each as defined in the 1997 Plan) pursuant to options granted under the 1997 Plan. The 1997 Plan was terminated with respect to future grants effective on December 20, 2004, and no options remain outstanding under the 1997 Plan as of December 31, 2005.

Las Vegas Sands Corp. 2004 Equity Award Plan
      We adopted the Las Vegas Sands Corp. 2004 Equity Award Plan, which became effective on December 15, 2004. Our Compensation Committee administers our 2004 Plan. Our Compensation Committee has full discretion to administer and interpret the 2004 Plan, to adopt such rules, regulations and procedures as it deems necessary or advisable and to determine, among other things, the time or times at which the awards may be exercised and whether and under what circumstances an award may be exercised.

      The 2004 Plan provides for an aggregate of 26,344,000 shares of our Common Stock to be available for awards to any of our, our subsidiaries’ or our affiliates’ employees, directors, officers or consultants. The Compensation Committee may grant awards of nonqualified stock options, incentive (qualified) stock options, stock appreciation rights, restricted stock awards, restricted stock units, stock bonus awards, performance compensation awards or any combination of the foregoing. Each award granted by our Compensation Committee is subject to the terms and conditions established by the Compensation Committee.
      No participant may be granted awards of options and stock appreciation rights with respect to more than 3,000,000 shares of Common Stock in any one year. No more than 3,000,000 shares of Common Stock may be granted under our 2004 Plan with respect to performance compensation awards in any one year. Under our 2004 Plan, our non-employee directors receive automatic awards of options and restricted stock.
      The 2004 Plan has a term of ten years and no further awards may be granted after the expiration of the term.
      In the event of a change in control (as defined in the 2004 Plan) if our Compensation Committee so determines:

•	all outstanding options and equity (other than performance compensation awards) issued under the 2004 Plan shall fully vest;

•	performance compensation awards shall vest based on the level of attainment of the performance goals; and/or

•	outstanding awards may be cancelled and the value of the awards paid to the participants in connection with a change in control.
      2005 Awards under the 2004 Plan. During 2005 options to purchase an aggregate of 304,820 shares of our Common Stock under our 2004 Plan were granted to two of our directors and several newly hired key employees of the Company and its subsidiaries with a weighted average exercise price per share equal to $35.50. Also during 2005, 8,088 shares of restricted stock were granted under our 2004 Plan to five of our directors and one key employee of one of our subsidiaries.

Executive Cash Incentive Plan
      The purpose of the Las Vegas Sands Corp. Executive Cash Incentive Plan (the “Incentive Plan”) is to establish a program of annual incentive compensation awards for designated officers and other key executives of Las Vegas Sands Corp. and its subsidiaries and divisions that is directly related to our performance results and to ensure that bonus payments made to the named executive officers will be tax deductible to us under either the “performance-based compensation” exception to Section 162(m) of the Code or transitional rules applicable following an initial public offering.
      The Incentive Plan is administered by our Compensation Committee, which has all the authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to the Incentive Plan. Except as otherwise specifically limited in the Incentive Plan, our Compensation Committee has full power and authority to construe, interpret and administer the incentive plan.
      For each performance period, our Compensation Committee establishes a maximum award and goals for each participant (“performance goals”). Performance goals may relate to our performance, the performance of one or more of our subsidiaries, divisions or departments and/or performance specific to the participant’s function. Participants earn awards only upon the attainment of the applicable performance goals during the applicable performance period, as and to the extent established by our Compensation Committee. The maximum amount payable to a participant in respect of an annual bonus award that is intended to qualify for the “performance-based compensation” exception to Section 162(m) of the Code is $10.0 million.

Deferred Compensation Plan
      The Las Vegas Sands Corp. Deferred Compensation Plan, which was effective as of January 1, 2005, provides benefits to non-employee directors and a select group of management or highly paid employees to be selected by our Compensation Committee. All non-employee directors are eligible to participate in the Deferred Compensation Plan.
      The Deferred Compensation Plan allows participating employees to defer payment of their base salary and/or bonus and non-employee directors to defer payment of director fees. With respect to each calendar year, a participating employee may elect to defer up to 75% of his base salary and 100% of his bonus, subject to a minimum deferral of $5,000 in the aggregate. Non-employee directors may defer 100% of their annual director fees (with no required minimum deferral). In addition, we may make contributions to the Deferred Compensation Plan on behalf of a participant that may be subject to vesting requirements described in the Deferred Compensation Plan. All amounts credited to a participant’s accounts under the Deferred Compensation Plan are deemed to be invested in one or more measurement funds selected by the participant, which funds reflect rates of return under mutual funds selected by the compensation committee.
      There are currently no participants in the Deferred Compensation Plan.
EQUITY COMPENSATION PLAN INFORMATION
      The following table shows certain information with respect to our equity compensation plans as of December 31, 2005.

	Number of			Number of Securities
	Securities to be			Remaining Available for
	Issued Upon		Weighted-Average	Future Issuance Under
	Exercise of		Exercise Price of	Equity Compensation
	Outstanding		Outstanding	Plans (Excluding
	Options, Warrants		Options, Warrants	Securities Reflected in
Plan Category	and Rights		and Rights($)	Column(a))

	(a)		(b)	(c)
Equity compensation plans approved by security holders(1)	2,097,960	(2)	29.83	24,227,152
Equity compensation plans not approved by security holders	—		—	—
Total	2,097,960		29.83	24,227,152	(3)

(1)	Our 1997 Plan and our 2004 Plan were approved by our stockholders prior to our initial public offering.

(2)	This includes 2,097,960 options granted pursuant to our 2004 Plan and 0 options outstanding under our 1997 Plan and takes into account the forfeiture of options to purchase 381,843 shares in connection with employee separations.

(3)	This includes only securities available for issuance pursuant to our 2004 Plan. As of December 20, 2004, no additional securities were available for grant under our 1997 Plan.
Employment Agreements
      Messrs. Adelson, Weidner, Stone and Goldstein each has entered into an employment agreement with Las Vegas Sands, Inc. (currently known as Las Vegas Sands, LLC) and Las Vegas Sands Corp. for a five-year term, commencing as of December 20, 2004, with automatic one-year extension rights. Mr. Henry has entered into an employment agreement with Las Vegas Sands, Inc. (currently known as Las Vegas Sands, LLC) and Las Vegas Sands Corp. for a three-year term, effective as of September 13, 2004, with automatic one year extension rights.
      Pursuant to these employment agreements, these executive officers have such powers, duties and responsibilities as are generally associated with their offices, as may be modified or assigned by in the case of Mr. Adelson, the board of directors, and in the case of the other executives, our chief executive officer and the board of directors and subject to the supervision of our chief executive officer and the board of directors. Mr. Adelson also serves as the Chairman of the board of directors of both Las Vegas Sands Corp. and Las Vegas Sands, LLC during the term of his employment agreement except under specific circumstances.
      Under the employment agreements, Messrs. Adelson, Weidner, Stone, Goldstein and Henry receive annual base salaries of $1,000,000, $1,000,000, $1,000,000, $965,000 and $500,000, respectively. These executive officers also receive:

•	annual bonuses based on the attainment of certain performance targets pursuant to the Executive Cash Incentive Plan (as described above under “Executive Compensation and Other Information — Plans — Executive Cash Incentive Plan”); and

•	annual grants of options and, subject to the attainment of certain performance targets, restricted stock awards, pursuant, in each case, to our 2004 Plan (as described above under “Executive Compensation and Other Information — Plans — Las Vegas Sands Corp. 2004 Equity Award Plan”).
      Mr. Adelson is entitled to be reimbursed up to $100,000, and Mr. Weidner is entitled to be reimbursed up to $50,000, per fiscal year for personal legal and financial planning fees and expenses upon the submission of substantiating documentation. Mr. Adelson is entitled during the term of his employment, at our sole cost and expense, to the full-time and exclusive use of an automobile and a driver of his choice, security services for himself, his spouse and children. In addition, we have obtained access to a Boeing Business Jet pursuant to a timesharing agreement with an entity controlled by Mr. Adelson. Subject to the availability of this aircraft to us under the timesharing agreement, we make this aircraft available to Mr. Adelson for business travel. When this aircraft is not available, we make available a Gulfstream large-cabin aircraft for Mr. Adelson’s business travel. The executive officers are also entitled to receive other employee benefits generally made available to our employees.
      In the event of a termination of the employment of one of these executive officers for cause (as defined in the applicable employment agreement) or a voluntary termination by the executive officer (other than for good reason), all salary and benefits for the executive officer will immediately cease (subject to any requirements of law).
      In the event of a termination of the employment of one of these executive officers by us without cause or a voluntary termination by the executive officer for good reason (as defined in the applicable employment agreement) other than during the two year period following a change in control (as defined in the 2004 Plan), we will be obligated to pay or provide the executive officer with:

•	his salary and base bonus for the rest of the term of his employment agreement (if the officer becomes employed elsewhere, we are obligated to pay the difference, if any, between 50% of the salary and bonus compensation earned in such other employment and the salary and base bonus payable under his employment agreement with us);

•	a pro rata annual supplemental bonus at the time the bonus would normally be paid;

•	full vesting of all unvested options and restricted stock outstanding on the date of termination; and

•	continued health and welfare benefits for the remainder of the term of the employment agreement (or, if earlier, until the executive officer receives health and welfare coverage with a subsequent employer).
      In the event of a termination of the employment of one of these executive officers by us without cause or a termination by the executive officer for good reason within the two-year period following a change in control or in the case of Mr. Adelson, or voluntary termination without good reason at any time during the one-year period following a change in control, we will be obligated to pay or provide the executive officer with:

•	a lump sum payment of two times his salary plus base bonus for the year of termination;

•	full vesting of all unvested options and restricted stock awards outstanding on the date of termination;

•	a pro rata annual supplemental bonus for the year of termination; and

•	continued health and welfare benefits for two years following termination (or, if earlier, until the executive officer receives health and welfare coverage with a subsequent employer).
      In the case of a termination of the employment of one of these executive officers due to his death or disability (as defined in the applicable employment agreement), the executive officer will be entitled to receive:

•	continued payments of salary and base bonus, less any applicable disability short term insurance payments, for a period of twelve months following the date of termination;

•	accelerated vesting of options and restricted stock awards such that all such options and awards that would have vested during the twelve month period following the date of termination will become vested as of the date of termination; and

•	a pro rata annual supplemental bonus payable at the time the bonus would normally be paid.
      If one of these executive officers terminates employment on or after the last day of a fiscal year but before the actual grant date of the restricted stock award for that fiscal year, he will be granted a fully vested award for that fiscal year on the date the award would have otherwise been made (and subject to the applicable performance target being achieved) equal to the number of shares he would have been awarded multiplied by the following applicable percentage:

•	0% if the termination was for cause or a voluntary termination (other than for good reason or retirement);

•	33 1/3 % if the termination was due to death or disability; and

•	100% if the termination is by us without cause or by the executive for good reason or due to retirement.
      The employment agreements may not be amended, changed or modified except by a written document signed by each of the parties.
      For additional information regarding the executive officer’s rights following termination, see “Certain Transactions — Stock Option and Other Loans.” The employment agreements may not be amended, changed or modified except by a written document signed by each of the parties.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
Compensation governance
      The Compensation Committee (the “Committee”) has direct responsibility for approving compensation awarded to all executive officers of the Company, including the named executive officers (the “Executive Officers”). The Committee authorizes all awards under the Company’s equity-based compensation plans and operates under a written charter adopted by the Board.
Compensation philosophy and strategy
      The Committee was established during 2004. In anticipation of the Company’s initial public offering (“IPO”), the Committee undertook a comprehensive review of total compensation of executives among 16 companies in the gaming industry. In conjunction with this review, the Committee developed a new compensation philosophy, objectives and structure for total compensation for the Company’s Executive Officers. We engaged a nationally recognized compensation consulting firm to conduct the analysis and provide independent insights regarding executive compensation. With their assistance, we developed a philosophy and structure for Executive Officer total compensation reflecting four primary areas of emphasis:

•	Appropriate orientation. The total compensation package should be oriented toward variable and longer term elements (i.e. annual and long-term incentives and equity awards) as opposed to base salary. This “mix” of compensation elements is consistent with and supports the Company’s current business strategy and direction, focusing on long-term growth and expansion globally. In addition, this mix is consistent with gaming industry practice, further enhancing the Company’s ability to attract and retain needed industry talent to support this growth.

•	Competitive package and levels. The total compensation package and levels for Executive Officers should be competitive with the external marketplace. Competitive compensation levels are critical to attracting and retaining key executive talent. Through the compensation review, competitive pay levels were established for the Executive Officers relative to gaming industry peers on a size-adjusted basis. Further, the total compensation package was designed to be scalable — i.e. Executive Officer compensation levels and incentive opportunities will be commensurate with the Company’s growth and reflect its financial performance.

•	Performance-based. A majority of total compensation for Executive Officers should be based on Company results achieved relative to pre-determined performance objectives. In addition, compensation opportunities should reflect the Company’s high level of relative performance achieved. We believe Earnings Before Interest, Taxes, Depreciation, Amortization and Rents (EBITDAR) has a positive correlation with long-term stock price appreciation. As such, incentive and performance-based equity opportunities for Executive Officers are structured to deliver 75th percentile total compensation levels, contingent on achieving aggressive EBITDAR-based objectives.

•	Shareholder-aligned. Equity awards should represent a significant portion of total compensation. Senior executives already hold significant ownership in the Company. Consistent with the Company’s philosophy, equity should represent a significant ongoing portion of compensation for Executive Officers and other executives, and will serve as an important link between management and shareholder interests. Through the Company’s 2004 Plan, Executive Officers will receive a balance of stock options and performance-contingent restricted stock, targeted to deliver 75th percentile compensation levels if performance objectives are met.
      By focusing on the variable, performance-based elements of compensation, a large portion of total compensation for Executive Officers will vary directly based upon the Company’s financial performance.
Deductibility of Compensation in Excess of $1 Million
      The Committee’s general policy is that compensation should qualify to be tax deductible to the Company for federal income tax purposes. Under Section 162(m) of the Internal Revenue Code (“Section 162(m)”),

compensation paid to members of senior management in excess of $1 million per year is not deductible by the employer unless the compensation is “performance-based” as described in the regulations under Section 162(m). Compensation is generally “performance-based” if it is determined using pre-established objective formulas and criteria approved by shareholders. The Committee believes, however, that mathematical formulas cannot always anticipate and fairly address every situation that might arise. The Committee therefore retains the authority to adjust compensation in the case of unexpected, unusual or non-recurring events, even if this results in the payment of non-deductible compensation or to otherwise award or pay non-deductible compensation if the Committee deems it in the best interests of the Company and its shareholders to do so.
2005 Executive Officer Compensation
      In 2005, the total compensation package for Executive Officers reflects the philosophy and structure developed as a result of the compensation philosophy and strategy discussed above. This structure was incorporated into new employment agreements for Messrs. Adelson, Weidner, Stone, Goldstein, Henry and Serwin entered into in 2004 (2005 for Mr. Serwin). Following is a summary of each of the major elements of Executive Officer compensation, and details regarding how each component was determined:

•	Base salary. Base salary levels for Executive Officers are determined based on the individual experience, responsibilities and tenure of each executive, and are assessed relative to market levels. In the gaming industry, market-competitive levels of base salary for certain executive positions exceed $1 million, and historically Messrs. Adelson, Weidner and Stone have earned base salaries in excess of this amount. However, consistent with our compensation philosophy, and in order to maximize the tax deductibility of compensation, beginning in 2005 we limited base salaries for Executive Officers to $1 million. A performance-based incentive opportunity is identified for those Executive Officers impacted by this limit.

•	Short-term incentives. Executive Officers are eligible for annual, performance-based cash incentives under the Incentive Plan. Executives are eligible for two types of annual incentives:

•	Base bonus — annual cash incentive earned and payable quarterly based on attainment of EBITDAR-based objectives. Payouts may range from $0 to a defined maximum opportunity specific to each executive. For example, during 2005 Mr. Adelson’s maximum base bonus opportunity was $500,000.

•	Annual supplemental bonus — annual cash incentive contingent on achievement of pre-determined annual financial performance objectives (primarily EBITDAR-based). A target bonus opportunity is defined for each executive, representing the incentive to be earned upon achieving the targeted level of EBITDAR-based performance.

Threshold and maximum bonus opportunities are 60% and 160% of target respectively, and payable at threshold and maximum levels of EBITDAR-based performance, respectively. For example, for 2005 Mr. Adelson’s target supplemental bonus was 80% of his base salary plus base bonus opportunity, or $1,200,000. He may earn up to $2,400,000 if maximum performance objectives are attained.

Generally, the targeted supplemental bonus opportunities for Executive Officers are structured to deliver approximately 75th percentile total cash compensation (base salary plus incentives) upon achieving targeted EBITDAR-based performance.

•	Long-term incentives (Equity Awards). Executive Officers are eligible for long-term, equity incentives under the Company’s 2004 Plan. A targeted total grant value (“incentive award”) is identified for each executive. Again, the award levels are structured to deliver approximately

75th percentile total compensation (base salary plus annual and long-term incentives) if targeted levels of financial performance are achieved.

The equity incentive awards are split into two equal components:

•	Nonqualified stock options — one half of the incentive award value is granted in the form of stock options, with the number of shares determined based on an estimate of the grant date Black-Scholes value of the award. The value of the award for each executive officer is set forth in his employment agreement. The options granted to Executive Officers upon the Company’s IPO constituted this portion of their equity incentive award for 2005.

•	Performance-based restricted stock — one half of the incentive award value will be granted as restricted stock early in the year following the year to which such grant relates, contingent upon attaining the targeted EBITDAR-based goals identified for the annual supplemental bonus plan. The value of the award for each executive officer is set forth in his employment agreement. The number of shares of restricted stock, if earned, are determined based on the Fair Market Value at grant, and restrictions will lapse ratably over the following 3 years.

•	Special Supplemental Bonus. Due to an improper interpretation of their employment agreements, the Committee determined that the bonus payments made to the Executive Officers exceeded the bonuses earned by them under their respective employment agreements by the amounts set forth after their names as follows: Mr. Adelson ($876,697); Mr. Weidner ($712,316); Mr. Stone ($536,977): Mr. Goldstein ($458, 257); Mr. Henry ($219,174) and Mr. Serwin ($219,174). On March 1, 2006, the Committee met to consider what action should be taken with respect to the overpayments. A majority of the Committee concluded that the outstanding performance of the Company in 2005 justified payment to the executives of supplemental bonuses equal to the overpayments made to each of them in February. James L. Purcell, a member of the Committee and of its Performance Subcommittee, dissented.
      Executive Officer compensation packages in 2006 are expected to remain similar to the compensation packages of our Executive Officers in 2005.
2005 Chief Executive Officer Compensation
      Mr. Adelson’s compensation for 2005 was determined in accordance with the policies described above for the Executive Officers.

•	Base salary. As indicated above, Mr. Adelson’s base salary was $1,000,000.

•	Annual incentives.

•	Base bonus — Mr. Adelson’s base bonus opportunity was $500,000, with the actual award earned contingent on EBITDAR-based performance throughout the year. The full award was earned during 2005.

•	Supplemental bonus — Mr. Adelson’s target supplemental bonus opportunity was $1,200,000, with the actual award earned contingent on EBITDAR-based performance achieved for the year. The full amount of the target supplemental bonus opportunity was earned during 2005.

•	Special Supplemental bonus — Mr. Adelson was awarded a special supplemental bonus in March 2006 with regard to 2005 performance in the amount of $876,697.

•	Equity Awards.

Mr. Adelson’s targeted total incentive award value for 2005 was $2,200,000. One half of this value was to have been granted in the form of stock options, having an estimated Black-Scholes value of $1,100,000, at the time the Company made its annual option grant to continuing employees (in 2006 this was in mid-January). And, because the Company’s 2005 EBITDAR-based performance targets were achieved, Mr. Adelson was also eligible to receive a further $1,100,000 in restricted stock in the first quarter of 2006. Mr. Adelson waived his right to receive the stock options and restricted stock to which he was entitled in the first quarter of 2006. Such waiver does not affect his right to receive stock options and restricted stock to which he is entitled in the future under his employment agreement.

      Mr. Adelson’s total compensation for 2005 was $3,576,697, which does not take into account the value of the options and restricted stock to which he was entitled but the receipt of which he waived.
      Mr. Adelson’s compensation package in 2006 is expected to remain similar to his compensation package in 2005 except that he will benefit from increases included in his employment agreement in the amounts of his base bonus and equity awards based on the Company’s increased EBITDAR. Assuming all 2006 target performance objectives are achieved, Mr. Adelson’s 2006 compensation would total approximately $6,200,000, including the value of equity awards to which he would be entitled at the time of grant.
Conclusion
      Attracting and retaining talented executives is critical to the Company’s long-term growth strategy, and essential to create long-term shareholder value. Offering a competitive, performance-based compensation program, with a significant equity component helps to achieve this objective by aligning the interests of the Company’s executives with those of its shareholders. We believe that the Company’s compensation program is structured to meet these objectives.

Respectfully submitted,

Charles D. Forman, Chair
Irwin Chafetz
Michael A. Leven
James L. Purcell
The foregoing report of the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933(the “Securities Act”) or the Exchange Act, except to the extent the Company specifically incorporates such report by reference therein.

AUDIT COMMITTEE REPORT
      The Audit Committee of the Board consists of Irwin A. Siegel (Chair), Michael A. Leven and James L. Purcell. The Board has determined that Messrs. Siegel, Leven and Purcell meet the current independence and experience requirements of the NYSE’s listing standards. In addition, the Board has determined that Mr. Siegel qualifies as audit committee financial expert.
      The Audit Committee’s responsibilities are described in a written charter adopted by the Board, as amended, a copy of which is attached hereto as Appendix A. The Audit Committee is responsible for providing independent, objective oversight of the Company’s financial reporting system. Amongst its various activities, the Audit Committee reviews:

1.	The adequacy of the Company’s internal controls and financial reporting process and the reliability of the Company’s financial statements;

2.	The independence and performance of the Company’s internal auditors and independent registered public accounting firm; and

3.	The Company’s compliance with legal and regulatory requirements.
      The Audit Committee meets regularly in open sessions with the Company’s management, independent registered public accounting firm and internal auditors to consider the adequacy of the Company’s internal controls and the objectivity of its financial reporting. In addition, the Audit Committee meets regularly in closed sessions with the Company’s management, independent registered public accounting firm and internal auditors to review the foregoing matters. The Audit Committee selects the Company’s independent registered public accounting firm, and periodically reviews their performance and independence from management.
      The Audit Committee reviewed and discussed the audited financial statements with management and PricewaterhouseCoopers LLP, and management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. The discussions with PricewaterhouseCoopers LLP also included the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended. The Audit Committee has received and discussed with PricewaterhouseCoopers LLP the written disclosures and the letter regarding its independence as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with PricewaterhouseCoopers LLP its independence.
      Based on the Audit Committee’s review of the audited financial statements and the review and discussions described in the foregoing paragraphs, the Audit Committee recommended to the Board that the audited financial statements for the fiscal year ended December 31, 2005 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 for filing with the Securities and Exchange Commission.
      Pursuant to its charter, the Audit Committee performs an annual self-assessment. For 2005, the Audit Committee concluded that, in all material respects, it had fulfilled its responsibilities and satisfied the requirements of its charter and applicable laws and regulations.

Respectfully submitted,

Irwin A. Siegel, Chairman
Michael A. Leven
James L. Purcell
The foregoing report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates such report by reference therein.

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
      The following table sets forth fees paid or payable to our independent registered public accounting firm in 2004 and 2005 for audit and non-audit services as well as the percentage of these services approved by our Audit Committee:

			% of Services
			Approved by Audit
	2004	2005	Committee

Audit Fees	$2,028,136	$2,608,786	100%
Audit Related Fees	$49,206	$33,898	100%
Tax Fees	$112,781	$172,260	100%
All Other Fees	$—	$—	100%
      The category of “Audit Fees” includes fees for our annual audit and quarterly reviews, as well as audit related accounting consultations, work related to our initial public offering and work related to debt and other securities offerings.
      The category of “Audit-Related Fees” includes non-audit related accounting consultations and services related to pension and benefit plans.
      The category of “Tax Fees” includes tax consultation and planning fees and tax compliance services.
Pre-Approval Policies and Procedures
      Our Audit Committee Charter contains our policies related to pre-approval of services provided by the independent registered public accounting firm. The Audit Committee, or one of its members if such authority is delegated by the Audit Committee, has the sole authority to review in advance, and grant any appropriate pre-approvals, of (a) all auditing services provided by the independent registered public accounting firm and (b) all non-audit services to be provided by the independent registered public accounting firm as permitted by Section 10A of the Securities Act and, in connection therewith, to approve all fees and other terms of engagement.
      The Audit Committee has adopted the following guidelines regarding the engagement of the Company’s independent registered public accounting firm to perform services for the Company. For audit services (including audits of the Company’s employee benefit plan), the independent registered public accounting firm will provide the Audit Committee with an engagement letter each year prior to or contemporaneously with commencement of the audit services outlining the scope of the audit services proposed to be performed during the fiscal year. Generally a separate engagement letter is also provided for each statutory audit for our foreign subsidiaries. If the terms of the engagement letters are agreed to by the Audit Committee, the engagement letters will be formally accepted. For tax services, the independent registered public accounting firm will provide the Audit Committee with a separate scope of the tax services proposed to be performed during the fiscal year and may also provide separate tax engagement letters for special projects for our foreign subsidiaries. If the terms of the tax engagement letters are agreed to by the Audit Committee, the tax engagement letters will be formally accepted. All other non-audit services will require pre-approval from the Board of Directors on a case-by-case basis.
      If the pre-approval authority is delegated to a member, the pre-approval must be presented to the Audit Committee at its next scheduled meeting.

STOCKHOLDER RETURN PERFORMANCE PRESENTATION
      The following performance graph compares the performance of our Common Stock with the performance of the Standard & Poor’s 500 Index and a peer group of companies, during the period from the Company’s initial public offering on December 15, 2004 through December 31, 2005. The selected peer group for 2005 is comprised of three gaming companies considered to be the Company’s closest competitors: Harrah’s Entertainment, Inc., MGM Mirage, Inc. and Wynn Resorts Limited. The selected peer group for 2004 included these three companies, as well as Caesar’s Entertainment, Inc. and Mandalay Resort Group. In 2005, Caesar’s Entertainment Inc. was acquired by Harrah’s Entertainment, Inc. and Mandalay Resort Group merged with MGM Mirage, Inc. The graph plots the changes in value of an initial $100 investment over the indicated time period, assuming all dividends are reinvested.

	Cumulative Total Return

	12/15/04	12/31/04	12/31/05

Las Vegas Sands Corp.	$100.00	$103.09	$84.77
S&P 500	$100.00	$103.40	$108.48
Peer Group	$100.00	$104.38	$102.83

CERTAIN TRANSACTIONS
Transactions with Interface Group Holding Company, Inc.
      Prior to our acquisition of Interface Group Holding Company, Inc. (“Interface Holding”), it was owned by Mr. Adelson, our principal stockholder. The following are transactions that our subsidiary, Las Vegas Sands, Inc. (currently known as Las Vegas Sands, LLC), had entered into with Interface Holding prior its acquisition by Las Vegas Sands, Inc. on July 29, 2004.

Redeemable Preferred Interest
      Until February 2005, our subsidiary Venetian Casino Resort, LLC had two members, Las Vegas Sands, Inc. and Interface Holding. Las Vegas Sands, Inc. was the managing member of Venetian Casino Resort, LLC and owned 100% of the common equity interest in Venetian Casino Resort, LLC. Las Vegas Sands, Inc. also owned 100% of Interface Holding. Until February 2005, Interface Holding held the redeemable preferred interest in Venetian Casino Resort, LLC. The redeemable preferred interest was non-voting, not subject to mandatory redemption or redemption at the option of the holder and had a preferred return of 12%. As of July 29, 2004, $133.5 million had accrued on the redeemable preferred interest and had not yet been paid. Las Vegas Sands, Inc. ceased accrual of the preferred return as of July 29, 2004 and retired the redeemable preferred interest following a merger of Interface Holding into Las Vegas Sands, Inc. in February 2005.

Cooperation Agreement
      Our business plan calls for each of The Venetian Resort-Hotel-Casino (“The Venetian”), The Congress Center, The Grand Canal Shops mall, The Sands Expo and Convention Center (“The Sands Expo Center”), The Palazzo Resort-Hotel-Casino (“The Palazzo”) and the Phase II mall to be integrally related parts of a single project. In order to establish terms for the integrated operation of these facilities, Las Vegas Sands, Inc., General Growth Properties, Interface Group-Nevada, the owner of The Sands Expo Center, and Las Vegas Sands, Inc.’s subsidiary, Lido Casino Resort, LLC, are parties to The Second Amended and Restated Reciprocal Easement, Use and Operating Agreement, dated as of May 17, 2004, which we refer to as the cooperation agreement. The cooperation agreement sets forth agreements among the parties regarding, among other things, encroachments, easements, operating standards, maintenance requirements, insurance requirements, casualty and condemnation, joint marketing, the construction of The Palazzo and the sharing of certain facilities and costs relating thereto. No payments were made among affiliates under the cooperation agreement in 2005.

Administrative Services Agreement
      Pursuant to an administrative services agreement among Las Vegas Sands, Inc., certain of its subsidiaries and Interface Operations, LLC, an entity that is controlled by our principal stockholder and unaffiliated with us (“Interface”), the parties have agreed to share ratably in the costs of, and under certain circumstances provide to one another, shared services, including legal services, accounting services, insurance administration, benefits administration, travel services and such other services as each party may request of the other. In addition, under this administrative services agreement, the parties have agreed to share ratably the costs of any shared office space. Prior to August 2004, Interface Holding and Interface Group-Nevada also were party to this agreement.
      As of November 8, 2004, Las Vegas Sands, Inc. assigned the interests of Interface Holding and Interface Group-Nevada in this administrative services agreement to Interface for no consideration. Prior to the Interface Holding acquisition, Interface Holding and Interface Group-Nevada provided or arranged certain services for Las Vegas Sands, Inc. and its subsidiaries under the administrative services agreement. The services were provided by certain other entities controlled by Mr. Adelson. After Interface Holding and Interface Group-Nevada were acquired by Las Vegas Sands, Inc. and became subsidiaries of Las Vegas Sands, Inc., it was determined that the agreement should be assigned to another company controlled by Mr. Adelson so that the Las Vegas Sands entities would have a direct claim against the entity providing the services rather than against a subsidiary of Las Vegas Sands, Inc. The assignment did not change any of the terms of the administrative services agreement or what services are being provided.
      Prior to January 1, 2005, under this services agreement, Las Vegas Sands, Inc. used a Gulfstream III aircraft, which was operated by an affiliate of our principal stockholder. The aircraft was used for the benefit of executive officers, including our principal stockholder, and for customers. (See “— Transactions Relating to Aircraft — Time Sharing Agreement” below for a description of the new Time Sharing Agreement relating to this aircraft.) Charge-backs to Las Vegas Sands, Inc. in connection with this use were based on certain actual costs to operate the aircraft allocated in accordance with the purpose for which the aircraft is used. In 2005, total payments from Interface to Las Vegas Sands, LLC pursuant to this services agreement were $77,000.
      In addition, under the administrative services agreement, the Company and its subsidiaries paid approximately $3.0 million during 2005 to Interface Group Massachusetts, LLC, a Massachusetts limited liability company that operates GWV Travel, a travel agent and charter tour operator (“GWV”), for travel and travel related services. GWV is controlled by entities for which our director Irwin Chafetz is a director and a 12.5% shareholder and which are controlled by our principal stockholder, Mr. Adelson. Mr. Forman is also a trustee of a voting trust that owns 6.2% of the sole member of GWV Travel. The beneficiaries of that voting trust include the children of Mr. Chafetz. The payments included primarily the cost of airline tickets, which are paid by GWV to third party air carriers on behalf of the Company and its subsidiaries, and related travel agency commissions and service fees which are retained by GWV. Approximately $108,000 of the total paid by the Company and its subsidiaries was retained as fees and commissions in 2005.

Hotel Service Agreement
      Prior to its acquisition by Las Vegas Sands, Inc. in 2004, Interface Group-Nevada provided audio visual services, telecommunications, electrical, janitorial and other related services to group customers of The Venetian. These services were provided pursuant to a contract that provided for an equal sharing of revenues after direct operating expenses. Pursuant to this contract, Las Vegas Sands, Inc. received $2.8 million during 2005.

Preferred Reservation System Agreement
      Las Vegas Sands, Inc. entered into a preferred reservation system agreement with Interface Group-Nevada that governs the booking of exposition and trade shows in the meeting space in the Venezia Tower at The Venetian and in The Sands Expo Center. The agreement provides The Sands Expo Center with the first opportunity or right of first refusal to book or host expositions and trade shows prior to these expositions and trade shows being offered to the Venezia Tower. This agreement has not been utilized since the acquisition in August 2004.
Registration Rights Agreement and Registration Expenses
      Messrs. Adelson, Forman, Weidner, Stone, Goldstein and certain other stockholders and employees, former employees and certain trusts that they established have entered into a registration rights agreement with us relating to the shares of Common Stock they hold. Subject to several exceptions, including our right to defer a demand registration under certain circumstances, Mr. Adelson and the trusts he established may require that we register for public resale under the Securities Act all shares of Common Stock they request be registered at any time, subject to certain conditions. Mr. Adelson and the trusts may demand registrations so long as the securities being registered in each registration statement are reasonably expected to produce aggregate proceeds of $20 million or more. If we become eligible to register the sale of our securities on Form S-3 under the Securities Act, Mr. Adelson and the trusts have the right to require us to register the sale of the Common Stock held by them on Form S-3, subject to offering size and other restrictions.
      The other stockholders that are party to this agreement were granted piggyback registration rights on any registration for the account of Mr. Adelson or the trusts that he established, subject to cutbacks if the registration requested by the Adelson entities is in the form of a firm commitment underwritten offering and if the underwriters of the offering determine that the number of securities to be offered would jeopardize the success of the offering.
      In addition, the stockholders and employees that are party to this agreement and the trusts have been granted piggyback rights on any registration for our account or the account of another stockholder, subject to cutbacks if the underwriters in an underwritten offering determine that the number of securities offered in a piggyback registration would jeopardize the success of the offering.
      In connection with any registrations described above, we will indemnify the selling stockholders and pay all fees, costs and expenses, except that we will not pay underwriting discounts and commissions of the selling stockholders. On February 14, 2006, we filed a registration statement on Form S-1 for an underwritten secondary stock offering by certain trusts for the benefit of Mr. Adelson and his family. The offering was completed on March 16, 2006. We incurred approximately $1.25 million in fees, costs and expenses in connection with the secondary stock offering.
      On February 25, 2005, we filed a registration statement on Form S-8 to, among other things, register the sale of shares of Common Stock held by Messrs. Weidner, Stone and Goldstein and certain other stockholders and employees, former employees and certain trusts that they established. In August 2005, Messrs. Stone and Goldstein (through a trust) and two employees sold shares of Common Stock under the registration statement. In September 2005, Messrs. Weidner and Stone and a former employee sold shares of Common Stock under the registration statement.. We incurred an aggregate of approximately $198,000 in fees, costs and expenses in connection with these sales. In addition, the Company and the selling stockholders agreed to indemnify the underwriters for these offerings against certain liabilities, including liabilities under the Securities Act.
Tax Indemnification
      In connection with our 2004 initial public offering, Las Vegas Sands, Inc. and certain other parties entered into an indemnification agreement pursuant to which it agreed to:

•	indemnify those of our stockholders who were stockholders of Las Vegas Sands, Inc. prior to the 2004 initial public offering against certain tax liabilities incurred by these stockholders as a result of adjustments (pursuant to a determination by, or a settlement with, a taxing authority or court, or pursuant to the filing of an amended tax return) to the taxable income of Las Vegas Sands, Inc. with respect to taxable periods during which Las Vegas Sands, Inc. was a subchapter S corporation for income tax purposes; and

•	indemnify Mr. Adelson against certain tax liabilities incurred by Mr. Adelson as a result of adjustments (pursuant to a determination by, or a settlement with, a taxing authority or court, or pursuant to the filing of an amended tax return) to the taxable income of Interface Holdings with respect to taxable periods during which Interface Holdings was a subchapter S corporation for income tax purposes.
Transactions Relating to Aircraft

Time Sharing Agreement
      On June 18, 2004, Las Vegas Sands, Inc. entered into an aircraft time sharing agreement with Interface, which is controlled by our principal stockholder. The agreement provides for our use on a time sharing basis of a Boeing Business Jet owned by an entity controlled by our principal stockholder. The agreement has a term ending on December 31, 2005, but was automatically extended by one year as neither party to the agreement has given notice of non-renewal. Either party may terminate the agreement on thirty days’ notice so long as the party is not in default of the agreement. In addition, the agreement automatically terminates upon the termination of the lease between the owner of the aircraft and Interface. For use of the aircraft, Las Vegas Sands, Inc. has agreed to pay Interface fees equal to (1) twice the cost of the fuel, oil and other additives used, (2) all fees, including fees for landing, parking, hangar, tie-down, handling, customs, use of airways and permission for overflight, (3) all expenses for catering and in-flight entertainment materials, (4) all expenses for flight planning and weather contract services, (5) all travel expenses for pilots, flight attendants and other flight support personnel, including food, lodging and ground transportation, and (6) all communications charges, including in-flight telephone, in each of clauses (1) through (6) above, only during use of the aircraft. In addition, Las Vegas Sands, Inc. will also be responsible for all passenger ground transportation and accommodation in connection with the use of the aircraft. Las Vegas Sands, Inc. was obligated to pay $665,450 to Interface in 2005.

Aviation and Related Personnel
      Interface Employee Leasing, LLC (“IEL”), a wholly owned subsidiary of the Company, is engaged primarily in the business of providing aviation personnel, including pilots, aircraft mechanics and flight attendants, and administrative personnel, to the Company and to Interface. IEL was transferred in August 2004 by our principal stockholder to Las Vegas Sands, Inc. for no consideration and is now a wholly owned subsidiary. IEL charges a fee to each of the Company and Interface for their respective use of these personnel. The fees charged by IEL are based upon its actual costs of employing or retaining these personnel, which are then allocated between the Company and Interface. The method of allocating these costs varies depending upon the nature of the service provided. For example, pilot services are allocated based upon the actual time spent operating aircraft for the Company and for Interface, respectively. The services of IEL’s aircraft mechanics and administrative personnel are allocated based upon the number of aircraft maintained by the Company and Interface, respectively. During 2005, IEL charged Interface $1,212,576 for its use of IEL aviation and related personnel.

Gulfstream Agreements
      During 2005, the Company entered in to an Aircraft Interchange Agreement (the “Interchange Agreement”) and an Aircraft Time Sharing Agreement the “Time Sharing Agreement”) with Interface, which is controlled by the Company’s principal stockholder. The agreements were effective as of January 1, 2005.
      Under the terms of the Interface Agreement, the Company has agreed to provide the use of its two Gulfstream G-IV aircraft (the “G-IV Aircraft”) to Interface in exchange for equal flight time by the Company’s executive officers and customers on a Gulfstream III aircraft (the “G-III Aircraft”) provided by Interface. The G-III Aircraft is provided to the Company by Interface, and the G-IV Aircraft is provided to Interface by the Company on an “as-available” basis. At all times, the Company retains the crew for, and has operational control of, the G-IV Aircraft, and Interface retains the crew for, and has operational control of, the G-III Aircraft.
      There are no monetary charges for use of an aircraft under the Interchange Agreement; however, to the extent that one party incurs during any month a greater amount of “flight specific expenses” in providing its aircraft to the other party, the other party is obligated to pay the differential in costs within 30 days after its receipt of a statement from the party that incurred the costs. The “flight specific expenses” include ferry or positioning costs, all fees (including fees for landing, parking, hangar tie-down, handling, customs, use of airways and permission for overflights), expenses for flight planning and weather contract services, catering and in-flight entertainment expenses, and travel expenses for the pilots, flight attendants and other flight support personnel.
      Under the terms of the Time Sharing Agreement, the Company is entitled to the use, on a time sharing basis, of the G-III Aircraft provided by Interface. The Time Sharing Agreement is intended to be used by parties if and when the Company’s use of the G-III Aircraft exceeds the anticipated use by Interface of the Company’s G-IV Aircraft (in other words, there is not an equal exchange of flight time between the parties under the Interchange Agreement and the Company has further need for the G-III Aircraft). At all times, Interface Operations retains the crew for, and has operational control of, the G-III Aircraft.
      For its use of the G-III Aircraft under the Time Sharing Agreement, the Company is obligated to pay Interface an amount equal to two times the cost of fuel and other lubricants used on the Company’s flights, plus specific flight-related expenses incurred in connection with the Company’s flights, including travel expenses of the crew, hangar and tie-down costs while the G-III Aircraft is away from Las Vegas, Nevada, landing fees, customs fees, in-flight catering, communications charges, passenger ground transportation, and flight planning and weather services. Las Vegas Sands, LLC paid Interface $42,071 in 2005 relating to the Time Sharing Agreement.
      Each agreement has an initial term ending on December 31, 2006, but is automatically extended by one year if neither party to the agreement has given notice of non-renewal. Either party may terminate each agreement on 30 days’ notice, so long as the party giving the notice is not in default of the agreement.
Purchase of Restaurant
      During 2003, Las Vegas Sands, Inc. purchased the lease interest and assets of Carnevale Coffee Bar LLC, which operates a coffee bar in The Venetian, for $3.1 million, of which $625,000 was payable during 2003 and $250,000 is payable annually over ten years, beginning in September 2003. Half of the purchase price is payable to a family trust of our principal stockholder that owned a 50% interest in Carnevale Coffee Bar LLC.
Stock Option and Other Loans
      In January 2002, our principal stockholder made loans to each of Messrs. Weidner, Stone and Goldstein to enable them to exercise options that they had been granted to purchase Common Stock from the principal stockholder. Each loan was evidenced by a full recourse demand promissory note with interest at the short term annual applicable federal rate (as defined in Section 7872 of the Internal Revenue Code) determined to be a market rate at the date of issuance consistent with the financial profile of the borrower, to be adjusted each January, and compounding annually. In 2005, this rate was 2.78%. Each note was a full recourse loan and was collateralized by a pledge of the Common Stock issued to each borrower. As of December 31, 2005, the loans to Messrs. Weidner, Stone and Goldstein had all been repaid in full.
Other Transactions with our Principal Stockholder and his Family
      Las Vegas Sands, Inc. has employed Dr. Miriam Adelson, our principal stockholder’s wife, as the Director of Community Involvement since August 1990 where, in conjunction with our Government Relations Department, she oversees and facilitates our partnership with key community groups and other charitable organizations. Her annual salary is $50,000 per year.
      During 2005, Las Vegas Sands, LLC employed one of our principal stockholder’s stepdaughters as a member of the Corporate Finance Group and paid her $49,000 in wages during 2005. Her employment ended as of January 1, 2006.
      Based on the advice of an independent security consultant, Las Vegas Sands, Inc. provides security coverage for our principal stockholder, his spouse and minor children. A portion of the cost of security coverage which the Company has determined was non-business related (approximately $451,000 in the aggregate in 2005) was charged directly to and paid by the principal stockholder.
      Las Vegas Sands, Inc. purchases amenities and other products used by hotel guests, such as robes, towels and slippers, from Deluxe Hotels Supply, LLC, an approved Venetian vendor. Deluxe Hotels Supply is owned by our principal stockholder’s brother, Leonard Adelson. Las Vegas Sands, Inc. purchased $1.8 million of products from Deluxe Hotels Supply during 2005. Management believes that the terms and conditions of the purchases are no less favorable than those negotiated with independent third parties.
      Our principal stockholder purchased banquet room, catering, lodging and other goods and services from our properties in the ordinary course during 2005, paying the Company approximately $1.0 million for these goods and services.
Transactions with our Management
      Mr. Weidner purchased lodging, food and beverage and other goods and services from our properties in the ordinary course during 2005, paying the Company approximately $53,000 for these goods and services.

      Mr. Goldstein purchased lodging, food and beverage and other goods and services from our properties in the ordinary course during 2005, paying the Company approximately $77,000 for these goods and services.
Property and Casualty Insurance
      Prior to April 2005 the Company and entities controlled by the Company’s principal stockholder which are not subsidiaries of the Company (the “Stockholder Controlled Entities”) purchased property and casualty insurance (including aviation related coverages) together. The Stockholder Controlled Entities and the Company each were allocated their applicable share of the premiums and were separately invoiced for, and separately paid for, this insurance. Commencing with the April 2005 coverage renewals, the Company and the Stockholder Controlled Entities purchased separate insurance coverages, except that the respective groups continue to bid for aviation related coverages together, although they are separately invoiced for, and pay for, this insurance. The two groups allocate the aviation insurance costs not related to particular aircraft among themselves in accordance with the other allocations of aviation costs discussed above. During 2004, the Stockholder Controlled Entities were separately invoiced for, and separately paid for, insurance purchased by the Company on behalf of the Stockholder Controlled Entities in the amount of approximately $405,000. The allocation of premiums due for coverages placed on behalf of the Company and the Stockholder Controlled Entities, respectively, was determined with the assistance of an insurance consultant who arranged for the placement of the coverages.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
      One of the purposes of the meeting is to elect two Class II directors. The two nominees are William P. Weidner and Michael A. Leven.
      In the event either of the nominees should be unavailable to serve as Director, which contingency is not presently anticipated, it is the intention of the persons named in the proxies to select and cast their votes for the election of such other person or persons as the Board of Directors may designate.
Nominee Information
      William P. Weidner. Mr. Weidner has been the President and Chief Operating Officer and a director of the Company since August 2004. He has been the President and Chief Operating Officer of Las Vegas Sands, LLC since December 1995 and a director of Las Vegas Sands, LLC since August 2004. From 1985 to 1995, Mr. Weidner was President and Chief Operating Officer and served on the board of Pratt Hotel Corporation. From February 1991 to December 1995, Mr. Weidner was also the President of Pratt’s Hollywood Casino-Aurora subsidiary and from June 1992 until December 1995, he served on the board of the Hollywood Casino Corporation. Since September 1993, Mr. Weidner has served on the board of directors of Shorewood Packaging Corporation. Mr. Weidner directed the opening of Hollywood Casino, one of Chicago’s first riverboat casino hotels, New York City’s Maxim’s de Paris (now the Peninsula), and hotels in Orlando and Palm Springs.
      Michael A. Leven. Mr. Leven has been a director of the Company since August 2004. He was a director of Las Vegas Sands, Inc. from May 2004 until July 2005. Mr. Leven has spent his entire 45-year career in the hotel industry. Mr. Leven is the founder, Chairman, Chief Executive Officer and President of U.S. Franchise Systems, Inc., which franchises the Microtel Inns & Suites and Hawthorn Suites brands. Mr. Leven formed U.S. Franchise Systems, Inc. in 1995. From 1990 to 1995, Mr. Leven was President and Chief Operating Officer of Holiday Inns Worldwide. From 1985 to 1990, he was president of Days Inn of America. Mr. Leven serves as director of Hersha Hospitality Trust. Mr. Leven serves on many other non-profit boards.
The Board of Directors recommends a vote FOR adoption of this proposal.
If you duly execute the proxy card but do not specify how you want to vote, your shares will be voted as our Board recommends.

PROPOSAL NO. 2
RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
      The Audit Committee of the Board of Directors of the Company is scheduled to meet prior to the stockholders’ meeting to select, subject to ratification by the stockholders, the independent registered public accounting firm to audit the consolidated financial statements of the Company during the year ended December 31, 2006. It is anticipated the Audit Committee will select the firm of PricewaterhouseCoopers LLP.
      A representative of PricewaterhouseCoopers LLP will be present at the stockholders’ meeting with the opportunity to make a statement if he or she desires to do so and to respond to appropriate questions.
The Board of Directors recommends a vote FOR adoption of this proposal.
If you duly execute the proxy card but do not specify how you want to vote, your shares will be voted as our Board recommends.

TIMEFRAME FOR STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING
      Proposals by stockholders intended to be presented at the 2007 annual meeting of stockholders, to be considered for inclusion in our Proxy Statement for such annual meeting, must be personally delivered or mailed to our principal executive offices, as required by our Amended and Restated By-Laws, no earlier than February 7, 2007 and no later than March 10, 2007, to the attention of the Corporate Secretary as follows: Corporate Secretary, Las Vegas Sands Corp., 3355 Las Vegas Boulevard South, Las Vegas, Nevada 89109.
      With respect to any proposal by a stockholder not seeking to have its proposal included in the Proxy Statement but seeking to have its proposal considered at the 2007 annual meeting, if that stockholder fails to notify us of its proposal in the manner set forth above by March 10, 2007, then the persons appointed as proxies may exercise their discretionary voting authority if the proposal is considered at the 2007 annual meeting, notwithstanding that stockholders have not been advised of the proposal in the Proxy Statement for such annual meeting. Any stockholder proposals must comply in all respects with Rule 14a-8 of Regulation 14A and other applicable rules and regulations of the SEC.
OTHER INFORMATION
      The Company will bear all costs in connection with the solicitation of proxies. The Company intends to reimburse brokerage houses, custodians, nominees and others for their out-of-pocket expenses and reasonable clerical expenses related thereto. Officers, directors and regular employees of the Company and its subsidiaries may request the return of proxies by telephone, telegraph or in person, for which no additional compensation will be paid to them.
      The Company’s Annual Report to Stockholders for the year ended December 31, 2005 accompanies this Proxy Statement.

APPENDIX A
LAS VEGAS SANDS CORP. AUDIT COMMITTEE CHARTER

I.	Purpose
      The primary purpose of the Audit Committee is to assist the Board of Directors (the “Board”) of Las Vegas Sands Corp. (the “Company”) in fulfilling its oversight responsibilities with respect to (a) the accounting and financial reporting processes of the Company, including the integrity of the financial statements and other financial information provided by the Company to its stockholders, the public, any stock exchange and others, (b) the Company’s compliance with legal and regulatory requirements, (c) the independent auditors’ qualifications and independence, (d) the audit of the Company’s financial statements and (e) the performance of the Company’s internal audit function and independent auditors.
      Although the Audit Committee has the powers and responsibilities set forth in this Charter, the role of the Audit Committee is oversight. The members of the Audit Committee are not full-time employees of the Company and may or may not be accountants or auditors by profession or experts in the fields of accounting or auditing and, in any event, do not serve in such capacity. Consequently, it is not the duty of the Audit Committee to conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditors.

II.	Organization
      The Audit Committee shall consist of three or more directors, each of whom shall satisfy the independence, financial literacy, experience and expertise requirements of Section 10A of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”), and the New York Stock Exchange and any other regulatory requirements. If a member of the Audit Committee ceases to be independent in accordance with the above referenced independence requirements, for reasons outside the member’s reasonable control, that person, with notice by the Company to the New York Stock Exchange, may remain an Audit Committee member until the earlier of, the next annual shareholders meeting of the Company or one year from the occurrence of the event that caused the member to be no longer independent. The Company’s board shall appoint at least one member of the Audit Committee who shall have accounting or related financial management expertise, as the Company’s board determines in its business judgment.
      The members of the Audit Committee shall be appointed by the Board. Members of the Audit Committee may be removed at any time by action of the Board. The Audit Committee’s chairperson shall be designated by the Board or, if it does not do so, the members of the Audit Committee shall elect a chairperson by a vote of the majority of the full Audit Committee. No Audit Committee member shall serve on the audit committees of more than three public companies without the determination by the Board that such simultaneous service does not impair the ability of such member to effectively serve on the Company’s Audit Committee.

III.	Meetings
      The Audit Committee shall meet at least four times per year on a quarterly basis, or more frequently as circumstances require. As part of its job to foster open communication, the Audit Committee shall meet at least quarterly with management, the chief internal auditor and the independent auditors in separate executive sessions to discuss any matters that the Audit Committee or each of these groups believe should be discussed privately. Meetings may be held telephonically to the extent permitted by the Company’s organizational documents and applicable Nevada law.

IV.	Authority and Responsibilities
      In recognition of the fact that the independent auditors are ultimately accountable to the Board of Directors and the Audit Committee, the Audit Committee shall (a) have the sole authority and responsibility to select, evaluate and, where appropriate, replace the independent auditors (or to nominate the independent auditors for stockholder approval), (b) approve all audit engagement fees and terms and all non-audit engagements with the independent auditors and (c) perform such other duties and responsibilities set forth under the Securities Exchange Act. The Audit Committee may consult with management and the internal audit group but shall not delegate these responsibilities.
      In fulfilling its duties and responsibilities hereunder, the Audit Committee will be entitled to reasonably rely on (a) the integrity of those persons within the Company and of the professionals and experts (such as the independent auditor) from which it receives information, (b) the accuracy of the financial and other information provided to the Audit Committee by such persons, professionals or experts and (c) representations made by the independent auditor as to any services provided by the independent auditor to the Company.
      To fulfill its responsibilities, the Audit Committee shall:
     With respect to the independent auditors:
      1. Be directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditors engaged (including resolution of disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attestation services or other work for the Company and ensure that each such independent auditors shall report directly to it.
      2. Have the sole authority to review in advance, and grant any appropriate pre-approvals, of (a) all auditing services to be provided by the independent auditors and (b) all non-audit services to be provided by the independent auditors as permitted by Section 10A of the Securities Exchange Act, and, in connection therewith, to approve all fees and other terms of engagement. The Audit Committee may delegate the authority to pre-approve audit and permitted non- audit services between meetings of the Audit Committee to a designated member of the Audit Committee, provided that the decisions made by such member are presented to the full Audit Committee at its next scheduled meeting for ratification. The Audit Committee shall also review and approve disclosures required to be included in Securities and Exchange Commission periodic reports filed under Section 13(a) of the Securities Exchange Act with respect to audit and non-audit services. Evaluate on an annual basis the performance of the independent auditors, including the lead audit partner, and present the conclusions of such evaluation to the Board. In making its evaluation, the Audit Committee should take into account the opinions of management and the Company’s internal auditors.
      3. Ensure that the independent auditors submit to the Audit Committee on an annual basis a written statement consistent with Independent Standards Board Standard No. 1, discuss with the independent auditors any disclosed relationships or services that may impact the objectivity and independence of the independent auditors and satisfy itself as to the independent auditors’ independence.
      4. At least annually, obtain and review an annual report from the independent auditors describing (a) the independent auditors’ internal quality control procedures, (b) any material issues raised by the most recent internal quality control review, or peer review, of the independent auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and any steps taken to deal with any such issues and (c) (to assess the independent auditors’ independence) all relationships between the independent auditors and the Company.
      5. Confirm that the “lead partner,” the “concurring partner” and the other “audit partner” rotation requirements of Regulation S-X have been complied with. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditors on a regular basis.

      6. Review all reports required to be submitted by the independent auditors to the Audit Committee under Section 10A of the Securities Exchange Act.
      7. Review, based upon the recommendation of the independent auditors and the chief internal auditor, the scope and plan of the work to be done by the independent auditors.
     With respect to the annual financial statements:
      8. Meet to review and discuss the Company’s annual audited financial statements with management, the internal audit group and the independent auditors, including reviewing specific disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”
      9. Discuss with the independent auditors the matters required to be discussed by Statements on Auditing Standards Nos. 61, 89 and 90.
      10. Based on the review and discussions referred to in paragraphs 3, 8 and 9 above, recommend to the Board whether the Company’s annual audited financial statements should be included in the Company’s annual report on Form 10-K for filing with the Securities and Exchange Commission.
      11. Prepare the report required by the Securities and Exchange Commission to be included in the Company’s periodic reports, annual proxy statement and any other reports of the Audit Committee required by applicable securities laws or stock exchange listing requirements or rules.
     With respect to quarterly financial statements:
      12. Meet to review and discuss the Company’s quarterly financial statements with management, the internal audit group and the independent auditors, including reviewing specific disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the independent auditors’ review of the quarterly financial statements, prior to submission to stockholders, any governmental body, any stock exchange or the public.
     Annual reviews:
      13. Review and discuss with management and the independent auditors major issues regarding accounting principles and financial statement presentation, including any significant changes in the Company’s selection or application of accounting principles. Review and discuss analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative approaches under GAAP.
      14. Prior to the filing of any audited financial statements with the Securities and Exchange Commission, review with the independent auditors (i) all critical accounting policies and practices used by the Company, (ii) all alternative accounting treatments of financial information within GAAP related to material items that have been discussed with management, including the ramifications of the use of such alternative treatments and disclosures and the treatment preferred by the independent auditors and (iii) other material written communications between the independent auditors and management.
     Periodic reviews:
      15. Periodically meet separately with each of management, the independent auditors and the internal audit group. At such meetings review (a) any significant disagreement between management and the independent auditors or the internal audit group in connection with the preparation of the financial statements, (b) any difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information and (c) management’s response to each.
      16. Periodically review with the independent auditors any other audit problems or difficulties (including accounting adjustments that were noted or proposed by the independent auditors but passed by management (due to immateriality or otherwise)), communications between the audit engagement team and the independent auditors’ national office regarding auditing or accounting issues presented by the engagement and management or internal control letters issued or proposed to be issued, by the independent auditors to the

Company) and management’s response to such letters. The review shall also include a discussion of the responsibilities, budget and staffing of the Company’s internal audit function.
      17. Periodically discuss with the independent auditors, without management being present, (a) their judgment about the quality and appropriateness of the Company’s accounting principles and financial disclosure practices as applied in its financial reporting and (b) the completeness and accuracy of the Company’s financial statements.
      18. Consider and approve, if appropriate, significant changes to the Company’s accounting principles and financial disclosure practices as suggested by the independent auditors, management or the internal audit group. Review with the independent auditors, management and the internal audit group, at appropriate intervals, the extent to which any changes or improvements in accounting or financial practices, as approved by the Audit Committee, have been implemented.
      19. Review and discuss with management, the internal audit group, the independent auditors and the Company’s in-house and independent counsel, as appropriate, any legal, regulatory or compliance matters that could have a significant impact on the Company’s financial statements, including applicable changes in regulatory and accounting initiatives, standards or rules.
     Discussions with management:
      20. Review and discuss with management the Company’s earnings press releases, including the use of non-GAAP financial measures (as defined in Regulation G), as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussions may be done generally (i.e., discussion of the types of information to be disclosed and the types of presentations to be made).
      21. Review and discuss with management all material off-balance sheet transactions, arrangements, obligations (including contingent obligations) and other relationships of the Company with unconsolidated entities or other persons, that may have a material current or future effect on financial condition, changes in financial condition, results of operations, liquidity, capital resources, capital reserves or significant components of revenues or expenses.
      22. Review and discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor, control and manage such exposures, including the Company’s risk assessment and risk management guidelines and policies.
     With respect to the internal audit function and internal controls:
      23. Review, based upon the recommendation of the independent auditors and the chief internal auditor, the scope and plan of the work to be done by the internal audit group and the responsibilities, budget and staffing needs of the internal audit group.
      24. Review and approve the appointment and replacement of the Company’s chief internal auditor.
      25. Review on an annual basis the performance of the internal audit group.
      26. In consultation with the independent auditors and the internal audit group, review the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies.
      27. Establish procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (b) the confidential, anonymous submission by employees of the Company of concerns regarding the questionable accounting or auditing matters.
      28. Review (i) the internal control report prepared by management, including management’s assessment of the effectiveness of the Company’s internal control over financial reporting and (ii) the independent auditors’ attestation, and report, on the assessment made by management, in each case, as and when required by Section 404 of the Sarbanes-Oxley Act of 2002.

      29. Review with management and the independent auditors any reports or disclosure submitted by management to the Audit Committee as contemplated by the Certifications required under Section 302 of the Sarbanes-Oxley Act of 2002.
     Other:
      30. Review and approve all related-party transactions required to be disclosed under Item 404 of Regulation S-K under the Securities Exchange Act and all transactions involving executive officers or directors of the Company that are required to be approved by the Audit Committee under the Company’s code of business conduct and ethics.
      31. Review and approve (a) any amendment to or waiver from the Company’s code of business conduct and ethics for executive officers and directors and (b) any public disclosure made regarding such change or waiver.
      32. Review and reassess the adequacy of this Charter annually and recommend to the Board any changes deemed appropriate by the Audit Committee.
      33. Review its own performance annually.
      34. Report regularly to the Board. Review with the full Board any issues that have arisen before the Audit Committee with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditors or the performance of the internal audit group.
      35. Perform any other activities consistent with this Charter, the Company’s by-laws and governing law, as the Audit Committee or the Board deems necessary or appropriate.

V.	Former Employees of the Independent Auditors
      The Audit Committee shall be required to preapprove the hiring of any employee or former employee of the independent auditors who was a member of the Company’s audit engagement team within the preceding two fiscal years. The Audit Committee shall not approve the hiring of any individual for a financial reporting oversight role if such person is or was an employee of the independent auditor and was a member of the Company’s audit engagement team within the preceding two fiscal years unless (A) (i) such individual is to be employed for a limited period of time due to an emergency or unusual situation and (ii) the Audit Committee determines that the hiring of such individual is in the best interests of the Company’s shareholders or (B) such individual becomes employed by the Company as a result of a business combination and the Audit Committee was made aware of such individual’s prior relationship with the Company as a member of its audit engagement team.

VI.	Resources
      The Audit Committee shall have the authority to retain independent legal, accounting and other advisors or consultants to advise the Audit Committee. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditors to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee.
      The Audit Committee shall determine the extent of funding necessary for payment of (a) compensation to the independent auditors engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, (b) compensation to any independent legal, accounting and other advisors or consultants retained to advise the Audit Committee and (c) ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

ANNUAL MEETING OF STOCKHOLDERS OF

LAS VEGAS SANDS CORP.

June 7, 2006

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

â Please detach along perforated line and mail in the envelope provided. â

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” ITEM 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE   ☒

							FOR	AGAINST	ABSTAIN
1. Election of Directors:					2. To consider and act upon the ratification of the selection of PricewaterhouseCoopers LLP as independent registered public accounting firm.		☐	☐	☐
NOMINEES:
☐	FOR ALL NOMINEES	¡	William P. Weidner		3. To transact such other business as may properly come before the meeting or and adjournments thereof.		☐	☐	☐
		¡	Michael A. Leven
☐	WITHHOLD AUTHORITY
FOR ALL NOMINEES

☐	FOR ALL EXCEPT (See instructions below)	This Proxy will be voted as specified herein; if no specification is made, this Proxy will be voted for Items 1 and 2.

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					I Plan to attend meeting.	☐

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Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Admission Ticket
Annual Meeting
of
LAS VEGAS SANDS CORP.
June 7, 2006
10:00 a.m. (Las Vegas Time)
The Venetian Resort-Hotel-Casino
3355 Las Vegas Boulevard South
Las Vegas, Nevada 89109
This ticket must be presented at the door for entrance to the meeting.
Stockholders may bring one guest to the meeting.

Stockholder Name:

☐ WITH SPOUSE/SIGNIFICANT OTHER	☐ WITHOUT SPOUSE/SIGNIFICANT OTHER

(Please Print)
Agenda
1.	To elect two directors to the Board of Directors for a three-year term;

2.	To consider and act upon the ratification of the selection of PricewaterhouseCoopers LLP as independent registered public accounting firm;

3.	To transact such other business as may properly come before the meeting or any adjournments thereof.

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FORM OF PROXY
LAS VEGAS SANDS CORP.
Proxy for Annual Meeting of Stockholders
June 7, 2006
Solicited on Behalf of the Board of Directors
     The undersigned hereby appoints William P. Weidner, Scott D. Henry and Bradley K. Serwin, and each of them, Proxies, with full power of substitution, to represent and vote all shares of Common Stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Las Vegas Sands Corp. (the “Company”) to be held at The Venetian Resort-Hotel-Casino, 3355 Las Vegas Boulevard South, Las Vegas, Nevada 89109 on June 7, 2006, at 10:00 a.m., and at any adjournments thereof, upon any and all matters which may properly be brought before said meeting or any adjournments thereof. The undersigned hereby revokes any and all proxies heretofore given with respect to such meeting.
(Continued and to be SIGNED on the other side)

COMMENTS:

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